                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


                                      Among

                             GT ACQUISITION COMPANY,

                                       and

                              GREENVILLE TUBE, LLC

                                  JULY 1, 2003

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                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
1.   DEFINITIONS AND USAGE.................................................................................1
     1.1   Definitions.....................................................................................1
     1.2   Usage..........................................................................................16

2.   SALE AND TRANSFER OF ASSETS; CLOSING.................................................................17
     2.1   Assets to be Sold..............................................................................17
     2.2   Excluded Assets................................................................................18
     2.3   Consideration..................................................................................20
     2.4   Liabilities....................................................................................20
     2.5   Allocation.....................................................................................23
     2.6   Closing........................................................................................23
     2.7   Closing Obligations............................................................................23
     2.8   Adjustment Amount and Payment..................................................................27
     2.9   Adjustment Procedure...........................................................................27
     2.10  Consents.......................................................................................28
     2.11  Accounts Receivable............................................................................30
     2.12  Contingent Note................................................................................30
     2.13  Termination of Promissory Note.................................................................30

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................32
     3.1   Organization and Good Standing; Name...........................................................32
     3.2   Enforceability; Authority; No Conflict.........................................................32
     3.3   Capitalization.................................................................................33
     3.4   Financial Statements...........................................................................33
     3.5   Books and Records..............................................................................34
     3.6   Sufficiency of Assets..........................................................................34
     3.7   Description of Owned Real Property.............................................................34
     3.8   Description of Leased Real Property............................................................34
     3.9   Title to Assets; Encumbrances..................................................................35
     3.10  Condition of Facilities........................................................................36
     3.11  Accounts Receivable............................................................................36
     3.12  Inventories....................................................................................36
     3.13  No Undisclosed Liabilities.....................................................................37
     3.14  Taxes..........................................................................................37
     3.15  No Material Adverse Change.....................................................................38
     3.16  Employee Benefits..............................................................................39
     3.17  Compliance with Legal Requirements; Governmental Authorizations................................41
     3.18  Legal Proceedings; Orders......................................................................43
     3.19  Absence of Certain Changes and Events..........................................................44
     3.20  Contracts; No Defaults.........................................................................45

     3.21  Insurance......................................................................................48
     3.22  Environmental Matters..........................................................................49
     3.23  Employees......................................................................................51
     3.24  Labor Disputes; Compliance.....................................................................52
     3.25  Intellectual Property Assets...................................................................53
     3.26  Parent Ownership of Assets.....................................................................56
     3.27  Compliance with the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws......56
     3.28  Relationships With Related Persons.............................................................57
     3.29  Brokers or Finders.............................................................................58
     3.30  Securities Law Matters.........................................................................58

4.   REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................59
     4.1   Organization and Good Standing.................................................................59
     4.2   Authority; No Conflict.........................................................................59
     4.3   Certain Proceedings............................................................................60
     4.4   Brokers or Finders.............................................................................60
     4.5   Sufficient Funds...............................................................................60

[5.  Intentionally Omitted]...............................................................................60

[6.  Intentionally Omitted]...............................................................................60

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE..................................................60
     7.1   Consents.......................................................................................60
     7.2   Additional Documents...........................................................................60
     7.3   Title Insurance................................................................................61
     7.4   Governmental Authorizations....................................................................61
     7.5   Employees......................................................................................61
     7.6   Ancillary Agreements...........................................................................61
     7.7   Financing......................................................................................61
     7.8   Management Investment..........................................................................62

8.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.................................................62
     8.1   Consents.......................................................................................62

9.   NO TERMINATION.......................................................................................62

10.  ADDITIONAL COVENANTS.................................................................................62
     10.1  Employees and Employee Benefits................................................................62
     10.2  Payment of All Taxes Resulting From Sale of Assets by Seller...................................65
     10.3  Payment of Other Retained Liabilities..........................................................65
     10.4  Financial Information..........................................................................66
     10.5  Removing Excluded Assets.......................................................................66
     10.6  Reports and Returns............................................................................66
     10.7  Assistance in Proceedings......................................................................66
     10.8  Noncompetition, Nonsolicitation and Nondisparagement...........................................66

     10.9  Customer and Other Business Relationships......................................................67
     10.10 Retention of and Access to Records.............................................................68
     10.11 Further Assurances.............................................................................68
     10.12 TCE Sealant....................................................................................68
     10.13 Master Lease Payments..........................................................................68
     10.14 Effetive Date..................................................................................68

11.  INDEMNIFICATION; REMEDIES............................................................................69
     11.1  Survival.......................................................................................69
     11.2  Indemnification and Reimbursement by Seller....................................................69
     11.3  Indemnification and Reimbursement by Seller - Environmental Matters............................70
     11.4  Indemnification and Reimbursement by Buyer.....................................................78
     11.5  Limitations on Amount - Seller.................................................................80
     11.6  Limitations on Amount - Buyer..................................................................80
     11.7  Time Limitations...............................................................................80
     11.8  Right of Setoff................................................................................81
     11.9  Third-Party Claims.............................................................................82
     11.10 Direct Claims..................................................................................83
     11.11 Insurance Tax..................................................................................83
     11.12 Limitation on Consequential Damages............................................................84
     11.13 Payment of Claims..............................................................................84
     11.14 Exclusive Means................................................................................84
     11.15 Indemnification in Case of Strict Liability or Indemnitee Negligence...........................80
     11.16 Facility Lease.................................................................................80

12.  CONFIDENTIALITY......................................................................................85
     12.1  Definition of Confidential Information.........................................................85
     12.2  Restricted Use of Confidential Information.....................................................86
     12.3  Exceptions.....................................................................................86
     12.4  Legal Proceedings..............................................................................87
     12.5  Return or Destruction of Confidential Information..............................................87
     12.6  Attorney-Client Privilege......................................................................87
     12.7  Tax Disclosure.................................................................................82

13.  GENERAL PROVISIONS...................................................................................88
     13.1  Expenses.......................................................................................88
     13.2  Public Announcements...........................................................................88
     13.3  Notices........................................................................................88
     13.4  Jurisdiction; Service of Process...............................................................89
     13.5  Enforcement of Agreement.......................................................................90
     13.6  Waiver; Remedies Cumulative....................................................................90
     13.7  Entire Agreement and Modification..............................................................90
     13.8  Disclosure Letter..............................................................................90

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
     13.9  Assignments, Successors and No Third-Party Rights..............................................90
     13.10 Severability...................................................................................91
     13.11 Construction...................................................................................91
     13.12 Time of Essence................................................................................91
     13.13 Governing Law..................................................................................91
     13.14 Execution of Agreement.........................................................................91

                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated July 1, 2003, between GT Acquisition Company, a Delaware corporation ("Buyer") and Greenville Tube, LLC, a Delaware limited liability company ("Seller").

                                    RECITALS

        Chart, Inc., a Delaware corporation ("Member"), owns one hundred percent (100%) of the issued and outstanding equity interest of Seller. Seller is, and since February 24, 2002, has been, in the business of manufacturing and selling steel and stainless steel tubing (the "Business"). From January 1, 2000, through June 30, 2000, Member, through an incorporated subsidiary, Chart Holdings, Inc., a Delaware Corporation ("CHI"), operated the Business. From July 1, 2000 through February 23, 2002, Member through an unincorporated division, operated the Business. Before January 1, 2000, Member's wholly owned subsidiary, Greenville Tube Corporation, an Arkansas corporation ("GTC," and, together with CHI and Member, the "Prior Owner") operated the Business. Member is a wholly owned subsidiary of Chart Industries, Inc., a Delaware corporation ("Parent"). Seller desires to sell, and Buyer desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement.

        The parties, intending to be legally bound, agree as follows:

1.      DEFINITIONS AND USAGE.

        1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this
Section 1.1:

        "Accounts Receivable" - (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes, and (c) any claim, remedy or other right related to any of the foregoing.

        "Active Employees" - as defined in Section 10.1(a).

        "ADEQ Consent Order" - the Arkansas Department of Environmental Quality Consent Administrative Order #LIS 99-152, issued June 30, 1999, and any amendments thereto.

        "Adjustment Amount" - as defined in Section 2.8.

        "Affiliate" -- with respect to a Person (the "First Person"), any other Person who controls, is under common control with, or is controlled by the First Person.

        "Appurtenances" - all privileges, rights, easements, hereditaments, and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights of Seller existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

        "Assets" - as defined in Section 2.1.

        "Assignment and Assumption Agreement" - as defined in Section
2.7(a)(ii).

        "Assumed Contracts" - as defined in the definition of "Breach."

        "Assumed Liabilities" - as defined in Section 2.4(a).

        "Balance Sheet" - as defined in Section 3.4.

        "Best Efforts" - the efforts that a reasonably prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would, in the reasonable sole determination of such Person, result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any funds in excess of Five Thousand Dollars ($5,000.00) or incur any other material burden.

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        "Bill of Sale" - as defined in Section 2.7(a)(i).

        "Breach" - any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement, or any agreement or instrument executed and delivered by the parties hereto or their Affiliates in connection with the transactions contemplated by this Agreement, or any contract which is being assigned to or assumed by Buyer (the "Assumed Contracts") (which are listed on Part 1.1(a) of the Disclosure Schedule), or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

        "Bulk Sales Laws" - as defined in Section 5.10.

        "Business" - as defined in the Recitals.

        "Business Day" - any day other than (a) Saturday or Sunday or (b) any other day on which banks in Delaware are permitted or required to be closed.

        "Buyer" - as defined in the first paragraph of this Agreement.

        "Buyer Change of Control"--shall mean any of the following: (a) a liquidation, dissolution or winding up of the affairs Buyer (whether voluntary or involuntary), (b) the merger or consolidation of Buyer with or into another Person in a transaction pursuant to which the Investor Group, including its Affiliates, fails, directly or indirectly, to retain record or beneficial ownership or control in excess of 50% of the voting power of the surviving Person, (c) a sale by the Investor Group of more than 50% of the voting power of Buyer, excluding sales by members of the Investor Group to other members of the Investor Group or their Affiliates, (d) a sale of all or substantially all of the assets of Buyer, the consummation of which occurred when the Investor Group owned in excess of 50% of the voting power of Buyer, and (e) any capital reorganization or other transaction which creates a situation which is substantially similar to the situation that would result from any transaction described in the foregoing clauses (a) through (d).

        "Buyer Indemnified Persons" - as defined in Section 11.2.

        "Closing" - as defined in Section 2.6.

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        "Closing Date" - the date on which the Closing actually takes place.

        "Closing Financial Statements" - as defined in Section 2.9(b).

        "Closing Working Capital" - as defined in Section 2.9(b).

        "COBRA" - as defined in Section 3.16(f).

        "Code" - the Internal Revenue Code of 1986.

        "Confidential Information" - as defined in Section 12.1.

        "Consequential Damages" - incidental, special, derivative or punitive damages or any loss or liability arising from lost property, lost business opportunities, diminution of value, damage to reputation or lost profits or damages based upon a multiple of earnings, EBITDA, or cash flow.

        "Consent" - any approval, consent, ratification, waiver or other authorization.

        "Contemplated Transactions" - all of the transactions contemplated by this Agreement and the agreements executed and delivered hereunder.

        "Contingent Note" - as defined in Section 2.12.

        "Contract" - any legally binding agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied).

        "Copyrights" - as defined in Section 3.25(a)(iii).

        "Core Business" - the products and product lines produced, marketed or sold by Seller on the Closing Date and during the six (6) month period immediately preceding the Closing Date. Core Business shall not include other businesses, products, or product lines that Buyer adds or acquires after the Closing Date.

        "Damages" - as defined in Section 11.2 and, except as otherwise provided in this Agreement excludes Consequential Damages.

        "Disclosure Schedule" - the disclosure schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

        "Diversion Agreement" - as defined in Section 2.2(m).

        "Earnout Agreement" - as defined in Section 2.7(a)(xii).

        "EBITDA" - as defined in the Earnout Agreement.

        "Effective Time" - the time of the closing of Seller's business on the Closing Date.

        "Employee Plans" - as defined in Section 3.16(a).

        "Encumbrance" - any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

        "Environment" - soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments and ambient air (including indoor air).

        "Environmental Claims" - any Third Party Claim relating to any Environmental Liabilities or any demand by a Third Party in connection with a proposed acquisition of the Assets from Buyer or a proposed loan to Buyer relating to any Environmental Liabilities.

        "Environmental Law" - any applicable Federal, state, or local law, statute, ordinance, code, rule, regulation, authorization, permit, judgment, decision, order, decree, or rule of common law which pertains to the Environment or any Hazardous Material and shall include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq., the National Environmental Policy Act, 42 U.S.C. Section 4331, et seq., the Oil Pollution Act, 33 U.S.C. Section 2701, et seq., the Rivers and Harbors Act of 1899, 33 U.S.C. Section 401, et seq., the Federal

Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Arkansas Water and Pollution Control Act, Sec. 8-4-101, Arkansas Code, et seq., the Arkansas Solid Waste Management Act, Sec. 8-6-201, Arkansas Code, et seq., the Solid Waste Management and Recycling Fund Act, Sec. 8-6-601 Arkansas Code, et seq., the Hazardous Waste Management Act, Sec. 8-7-201, Arkansas Code, et seq., Arkansas Resource Reclamation Act of 1979, Sec. 8-7-301, Arkansas Code, et seq., the Emergency Response Fund Act, Sec. 8-7-401, Arkansas Code, et seq., the Remedial Action Trust Fund Act, Sec. 8-7-501, Arkansas Code, et seq.

        "Environmental Liabilities" - any liabilities for personal injury, property damage, fines, penalties, Remedial Action or other costs and expenses incurred in connection with any Environmental Law or Occupational Health and Safety Law, including those consisting of or relating to:

                (a) any disposal, discharge, Release or presence in the Environment of any Hazardous Material on, under or from the Facility;

                (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, investigation, remedial or inspection cost or expense arising under any Environmental Law or Occupational Health and Safety Law;

                (c) financial responsibility under any Environmental Law or Occupational Health and Safety Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions ("Cleanup") and for any natural resource damages; or

                (d) any other compliance, corrective, investigative, or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

        "ERISA" - Employee Retirement Income Security Act of 1974.

        "Exchange Act" - the Securities Exchange Act of 1934.

        "Excluded Assets" - as defined in Section 2.2

        "Facility" or "Facilities" - the Real Property and the Tangible Personal Property used or operated by Seller at the Real Property.

        "Facility Lease" - as defined in Section 2.7(a)(iii).

        "GAAP" - generally accepted accounting principles for financial reporting in the United States, as in effect from time to time, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

        "Governing Documents" - with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization or certificate of formation and operating agreement;
(e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person;
(f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

        "Governmental Authorization" - any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body" - any:

                (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

                (b)     federal, state, local, municipal, or other government;

                (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

                (d) body exercising or legally entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

                (e)     official of any of the foregoing.

        "Greenville Property" - the real property and improvements thereon located at 451 4th Street, Greenville, Pennsylvania, formerly owned by GTC.

        "GTC" - Greenville Tube Corporation, an Arkansas corporation and wholly owned subsidiary of Member that until 1999 owned the Owned Real Property and operated the business currently operated by Seller.

        "GT Proceeding" - means the proceedings related to that certain Diversion Agreement.

        "Hazardous Material" - any substance, material or waste which is regulated by any Environmental Law, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollution," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

        "Hired Active Employees" - as defined in Section 10.1(b)(i) and listed on Exhibit 10.1(b)(i).

        "Improvements" - all buildings, structures, fixtures and improvements located on the Land.

        "Indemnified Person" - as defined in Section 11.9.

        "Indemnifying Person" - as defined in Section 11.9.

        "Intellectual Property Assets" - as defined in Section 3.25(a).

        "Interim Balance Sheet" - as defined in Section 3.4

        "Inventories" - all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

        "Investor Group"-- C.F.B. Venture Fund I, Inc., MidStates Capital L.P., Diamond State Ventures Limited Partnership, Hickory Venture Capital Corporation, and Alpha Capital III SBIC, L.P., collectively.

        "IRS" - the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

        "Knowledge" - a named individual acting within the scope of his or her authority will be deemed to have Knowledge of a particular fact or other matter if:

                (a) the named individual is actually aware of that fact or matter; or

                (b) the named individual would discover such fact or matter after conducting a reasonable investigation (consistent with his or her duties) of the books and Records, and making reasonable inquiry of employees, agents, and representatives of Seller and the Prior Owner regarding the accuracy of an applicable representation or warranty contained in this Agreement.

        For the purposes of this Agreement, the term "named individual" shall mean Michael Biehl, Charles E. Downs, Richard L. Vareha, Harry R. Holstead, and Larry B. McGaslin.

        A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any named individual who is serving as a director, officer, partner, or trustee of that Person (or in any similar capacity) has Knowledge of that fact or other matter (as set forth in (a) and
(b) above), and any such individual will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by or about such Person.

        "Land" - all parcels and tracts of land in which Seller has an ownership or leasehold interest.

        "Lease" - any Real Property lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party, other than the Facility Lease, and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

        "Lease Assignment" - as defined in Section 2.7(a)(iii).

        "Leased Real Property" - the Land, Appurtenances located at 316 Hadley Road, Greenville, Pennsylvania 16125-9700, and the subject of the Office Lease.

        "Legal Requirement" - any federal, state, local, municipal, foreign or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty in existence prior to or as of the Closing Date.

        "Liability" - with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

        "Marks" - as defined in Section 3.25(a)(i).

        "Material Consents" - as defined in Section 7.1.

        "Member" - Chart, Inc., a Delaware corporation that is a wholly owned subsidiary of Parent.

        "Occupational Safety and Health Law" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act.

        "Office Lease" - that certain Lease entered into in 1978, between Seller as lessee and Diane L. Frye as assignee of the original lessor, Gordon A. Frye, relating to the Leased Real Property, as amended.

        "Office Lessor" - Diane L. Frye as assignee of the original lessor under the Office Lease.

        "Order" - any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

        "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

                (a) is consistent in all material respects in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

                (b) does not require authorization by the board of directors, board of managers, shareholders, partners, or members of such Person (or by any Person or group of Persons exercising similar authority).

        "Owned Real Property" - the Land, Appurtenances, and Improvements located at 501 South Montgomery Street, Clarksville, Arkansas.

        "Parent" - Chart Industries, Inc.

        "Patents" - as defined in Section 3.25(a)(ii).

        "Permitted Encumbrances" - as defined in Section 3.9 and Part 3.9(a) of the Disclosure Schedule.

        "Petty Cash" - cash balances of Seller's accounts listed on Exhibit 2.3.

        "Person" - an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

        "Prepaid Expenses" - all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof.

        "Prior Owner" - as defined in the Recitals.

        "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator, including any agreement related to the resolution of any of the foregoing.

        "Promissory Note" as defined in Section 2.7(b)(ii)

        "Purchase Price" - as defined in Section 2.3.

        "Purchased Inventories" - as defined in Section 2.1(c).

        "Purchased Receivables" - as defined in Section 2.1(d).

        "Real Property" - the Owned Real Property and Leased Real Property, collectively.

        "Record" - information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

        "Related Person" -

With respect to a particular individual:

                (a)     each other member of such individual's Family;

                (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

                (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

                (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

                (b) any Person that holds a Material Interest in such specified Person;

                (c) any person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                (d) any Person in which such specified Person holds a Material Interest; and

                (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and
(c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person.

        "Release" - any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

        "Remedial Action" - all actions, including any capital expenditures, undertaken (a) to clean up, remove or treat any Hazardous Material; (b) to minimize the extent of a Release of any Hazardous Material so that it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform studies and investigations of a Release of any Hazardous Material or post-remedial monitoring and care after such a Release of Hazardous Material has been cleaned up, removed, or treated; or (d) to correct all violations or alleged violations of Environmental Law that occurred prior to the Closing Date.

        "Representative" - with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, investment banker, or legal counsel of that Person.

        "Retained Liabilities" - as defined in Section 2.4(b).

        "Sale Transaction" - as defined in the Earnout Agreement.

        "SEC" - the United States Securities and Exchange Commission.

        "Securities Act" - as defined in Section 3.3.

        "Seller" - as defined in the first paragraph of this Agreement.

        "Seller Contract" - any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.

        "Software" - all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith, other than "off-the-shelf" software with a retail price of Two Hundred Dollars ($200.00) or less.

        "Subsidiary" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

        "Tangible Personal Property" - all machinery, equipment, tools, furniture, office equipment, computer hardware and peripherals, production equipment, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturer, seller, or lessor of any item or component part thereof and all maintenance records and other documents relating thereto.

        "Tax" - any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

        "Tax Return" - any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "TCE Contamination" - any trichloroethylene ("TCE"), 1,1,1-trichloroethane or any chemical to which they break down in the environment (such as 1,1-dichloroethane, 1,2-dichloroethene, and 1,1-dichloroethene) that was (i) present on or before the Closing Date on or at the Facilities (or present on any other property, if such TCE Contamination emanated from any Facility or the Greenville Property and was present on or emanated from any Facility or the Greenville Property, on or prior to the Closing Date) or (ii) Released by any Person on or at any Facilities, Assets, or the Greenville Property at any time on or prior to the Closing Date.

        "TCE Remedial Action" - any Remedial Action required pursuant to the ADEQ Consent Order.

        "Third Party" - a Person that is not a party to this Agreement.

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

        "Third-Party Claim" - any claim against any Indemnified Person by a Third Party, including a claim made by a Governmental Body, whether or not involving a Proceeding.

        "Threat of Release" - a reasonable likelihood of a Release in violation of Environmental Law that would reasonably be likely to require action in order to prevent or mitigate damage to the Environment that may result from such Release.

        "Transaction Documents" - as defined in Section 2.2(j).

        "WARN Act" - as defined in Section 3.23(d).

        1.2     USAGE

                (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                        (i) the singular number includes the plural number and vice versa;

                        (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, reference to a Person in a particular capacity excludes such Person in any other capacity or individually, and reference to a Person does not include the Person's predecessors unless specifically indicated to the contrary;

                        (iii) reference to any gender includes each other gender;

                        (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                        (v) reference to any Legal Requirement in any representation or warranty means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and currently or previously in effect, including all currently or previously effective rules and regulations promulgated thereunder;

                        (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                        (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                        (viii)  "or" is used in the inclusive sense of "and/or";

                        (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                        (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

                (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2.      SALE AND TRANSFER OF ASSETS; CLOSING.

        2.1     Assets to be Sold

        Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of Seller's property and assets, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

                (a)     Petty Cash;

                (b) all Tangible Personal Property, including those items (including trade fixtures) described in Part 2.1(b) of the Disclosure Schedule;


                (c) all Inventories existing on the Closing Date, all of which are listed on Part 2.1(c) of the Disclosure Schedule (the "Purchased Inventory");

                (d) all Accounts Receivable existing on the Closing Date other than those excluded under Section 2.2(l), all of which are listed on Part 2.1(d) of the Disclosure Schedule (the "Purchased Receivables");

                (e) except as provided in Section 2.2(e), all Seller Contracts that are Assumed Contracts, all of which are listed in Part 3.20(a) of the Disclosure Schedule (including all outstanding offers or solicitations made by or to Seller to enter into any Contract, all of which are also separately listed on Part 3.20(a) of the Disclosure Schedule);

                (f) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Part 3.17(b) of the Disclosure Schedule;

                (g) other than any Records related to the Diversion Agreement or matters related to it, all data and Records related to the operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2(f); provided, however, that Seller may retain copies of such Records;

                (h) all of the intangible rights and property of Seller, including Intellectual Property Assets and the names "Greenville Tube, LLC," "Greenville Tube Corporation" and "Greenville Tube," going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items listed in Parts 3.25(d), (e), (f) and
                        (h) of the Disclosure Schedule;

                (i) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Part 2.1(i) of the Disclosure Schedule; and

                (j) all Prepaid Expenses, other than those listed in Parts 2.2(c) and 2.2(h) of the Disclosure Schedule.

All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

        Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

        2.2     Excluded Assets.

        Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the
Closing:

                (a) the Owned Real Property, subject to the rights of Buyer under the Facility Lease;

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

                (b) all minute books, equity security Records, company seals, and Records related to the Member's capital contributions to the Seller;

                (c) those rights relating to the deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed in Part 2.2(c) of the Disclosure Schedule;

                (d)     all insurance policies and rights thereunder;

                (e) each of the Seller Contracts (including any and all software licenses which are not assignable) that is not an Assumed Contract, including, without limitation, those listed in Part 2.2(e) of the Disclosure Schedule, and any employment, severance, termination, salary continuation, retention, stay-bonus, or similar agreements with Seller's employees;

                (f) all personnel Records and other Records that Seller is required by law to retain in its possession;

                (g)     all Tax assets;

                (h) all claims for refund of Taxes and other governmental charges listed on Part 2.2(h) of the Disclosure Schedule;

                (i) all rights in connection with and assets of the Employee Plans;

                (j) all rights of Seller under this Agreement, the Earnout Agreement, the Facility Lease, the Bill of Sale, the Assignment and Assumption Agreement, the Lease Assignment, Assignment of Intellectual Property, Noncompetition Agreement, the Subordination Agreement, the Buyer Subordination Agreement, the Promissory Note, and the Contingent Note, (collectively, the "Transaction Documents");

                (k) except as otherwise agreed by Buyer and Seller, all insurance benefits, insurance policies and all prepaid insurance premiums of Seller;

                (l) all accounts receivable from the Member or any Related Person of Seller or the Member;

                (m) that certain Agreement for Pre-Trial Diversion executed by Seller on July 2, 2002 in connection with the GT Proceeding and any other agreement, instrument, or document associated therewith (collectively, the "Diversion Agreement");

                (n) the ADEQ Consent Order and all other agreements of Seller and its Affiliates with the ADEQ;

                (o) all of Seller's cash, cash equivalents, and short term investments (except Petty Cash); and

                (p) any and all rights in or to the names "Chart," "Chart Industries," or any derivative thereof.

        2.3     Consideration.

        The consideration for the Assets (the "Purchase Price") will be (a) Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) plus the amount of Petty Cash plus or minus the Adjustment Amount and (b) the assumption of the Assumed Liabilities. In accordance with Section 2.7(b), at the Closing, the Purchase Price, prior to adjustment on account of the Adjustment Amount, shall be delivered by Buyer to Seller as follows: (a) Thirteen Million Four Hundred Fifty Thousand Dollars ($13,450,000.00) by wire transfer; (b) One Million Nine Hundred Fifty Thousand Dollars ($1,950,000.00) payable in the form of the Promissory Note; (c) a check in the amount of the Petty Cash; and (d) the balance of the Purchase Price by the execution and delivery of the Assignment and Assumption Agreement. The Adjustment Amount shall be paid in accordance with
Section 2.8. As additional consideration for the Assets, Seller may receive additional payments resulting from the adjustments to the Promissory Note that may occur pursuant to the Earnout Agreement identified in Section 2.7(a)(xii). Not included in the Purchase Price are amounts that may become payable under the Earnout Agreement and Contingent Note.

        2.4     Liabilities.

                (a) Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the "Assumed Liabilities"):

                        (i) any trade account payable listed on Part 2.4(a)(i) of the Disclosure Schedule (other than a trade account payable to the Member, Parent or a Related Person of Seller, Parent, or the Member);

                        (ii) any unpaid accrued expenses of the kind described on Part 2.4(a)(ii) of the Disclosure Schedule;

                        (iii) any Liability to Seller's customers incurred by Seller in the Ordinary Course of Business for nondelinquent orders outstanding as of the Effective Time reflected on Seller's books (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

                        (iv) any Liability to Seller's customers under written warranty agreements in the forms disclosed in Part 2.4(a)(iv) of the Disclosure Schedule given by Seller to its customers in the Ordinary Course of Business prior to the Effective Time (other than a Liability arising out of or relating to a Breach that occurred before the Effective Time); and

                        (v) any Liability arising after the Effective Time under the Assumed Contracts (other than any Liability arising under the Seller

                                Contracts described on Part 2.4(a)(v) of the Disclosure Schedule or arising out of or relating to a Breach that occurred prior to the Effective Time).

                (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Retained Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities, including:

                        (i) any Liability arising out of or relating to products of Seller to the extent manufactured or sold prior to the Effective Time other than to the extent assumed under Section 2.4(a)(iii),
                                (iv) or (v) and Buyer's obligations under
                                Section 11.2(d);

                        (ii) any Liability under any Assumed Contract that arises after the Effective Time but that arises out of or relates to any Breach that occurred prior to the Effective Time;

                        (iii) any Liability for Taxes not specifically assumed under Section 2.4(a), including (A) any Taxes arising as a result of Seller's or the Prior Owner's operation of its business or ownership of the Assets before the Effective Time, (B) any Taxes that will arise, as a result of the sale of the Assets pursuant to this Agreement but excluding Taxes relating to the transfer and registration of any vehicles included in the Assets listed on Part 2.4(b)(iii) of the Disclosure Schedule that Buyer will assume and pay, and (C) any deferred Taxes of any nature;
                                (iv) any Liability (including interest) under any Seller Contract (other than the Assumed Contracts), including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto or any liability under any retention or salary continuation agreement with employees of Seller;

                        (v) any Environmental Liabilities of Seller or any of its Related Persons that relate to acts, omissions or the condition of the Facilities or any other property on or prior to the Closing Date;

                        (vi) any Liability arising out of, or relating to Seller's failure to comply with the ADEQ Consent Order;

                        (vii) any Liability of Seller or any of its Related Persons under the Employee Plans (including liability for any underfunding and accrued expenses for group insurance) or relating to sick leave, workers' compensation, unemployment benefits, pension benefits, employee equity security option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind (including payment of all life insurance premiums and life insurance death benefits relating to all life insurance policies offered by Seller, whether Seller is self-insured for the same or not, including, without limitation, those set forth on Part 3.32(b) of the Disclosure Schedule) for Seller's employees or former employees or both;

                        (viii) any Liability of Seller or any of its Related Persons under any employment, severance, retention, stay bonus, salary continuation, or termination agreement with any employee of Seller or any of its Related Persons;

                        (ix) any Liability of Seller or any of its Related Persons arising out of or relating to any employee grievance with respect to any period before the Effective Time;

                        (x) any Liability of Seller to the Member or Related Person of Seller or the Member;

                        (xi) any Liability of Seller or any of its Related Persons to indemnify, reimburse or advance amounts to any officer, manager, employee or agent of Seller;

                        (xii) any Liability of Seller to distribute to the Member or otherwise apply all or any part of the consideration received hereunder;

                        (xiii) any Liability of Seller or any of its Related Persons arising out of any Proceeding pending as of the Effective Time (including the GT Proceeding or the Diversion Order);

                        (xiv) any Liability of Seller or any of its Related Persons arising out of any Proceeding commenced after the Effective Time and arising out of or relating to any occurrence or event happening before the Effective Time, with the exception of any such Liability of Seller arising as a result of Buyer's failure to perform or satisfy any Assumed Liability;

                        (xv) any Liability of Seller or any of its Related Persons arising out of or resulting from Seller's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body arising from, or related to, operation of the Business by Seller or the Prior Owner during the period prior to the Closing Date;

                        (xvi) any Liability of Seller or any of its Related Persons under this Agreement or any other document executed in connection with the Contemplated Transactions;

                        (xvii) any other Liability (other than an Assumed Liability) arising out of the ownership or operation of the Assets or the Facility before the Effective Time;

                        (xviii) any Liability of Seller or any of its Related
                                Persons based upon Seller's or such Related
                                Person's acts or omissions occurring after the Effective Time;

                        (xix) any Liability not specified in this Section 2.4(b) and excluded from assumption under Sections 2.4(a)(i)-(v); and

                        (xx) accrued expenses payable to or on behalf of the Member or a Related Person of the Seller or Member.

        2.5     Allocation.

        The Purchase Price shall be allocated in accordance with Exhibit 2.5. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 2.5 for all Tax purposes and in all filings, declarations and reports with the IRS and other taxing authorities in respect thereof, including the reports required to be filed under
Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within sixty-five (65) days after the Closing Date for Seller's review and agreement, which shall not be unreasonably denied, withheld, or delayed, and the parties agree to each file a Form 8594 with the IRS following such form, except to the extent that they mutually agree to any changes to such form. Amounts payable under the Earnout Agreement or Contingent Note shall be allocated to goodwill if they are treated as part of the Purchase Price. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

        2.6     Closing.

        The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Husch & Eppenberger, LLC, 190 Carondelet Plaza, Suite 600, St. Louis, Missouri 63105, commencing at 9:00 a.m. (local time) on July 1, 2003, unless Buyer and Seller otherwise agree.

        2.7     Closing Obligations.

        In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

                (a)     Seller shall deliver to Buyer the following:

                        (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of
                                Exhibit 2.7(a)(i) (the "Bill of Sale") executed by Seller;

                        (ii) an assignment of all of the Assets that are intangible personal property other than Intellectual Property Assets in the form of
                                Exhibit 2.7(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;

                        (iii) for each interest in Real Property identified on Parts 3.7 and 3.8 of the Disclosure Schedule,
                                (x) a lease and memorandum of Lease in the form of Exhibit 2.7(a)(iii)(x) (collectively, the "Facility Lease") executed by Seller, (y) an Assignment and Assumption of Lease in the form of Exhibit 2.7(a)(iii)(y) (the "Lease Assignment"), or (z) such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Buyer and its counsel and executed by Seller;

                        (iv) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights in the forms set forth in Exhibit 2.7(a)(iv) executed by Seller;

                        (v) a Registrant Name Change Agreement, executed by Seller, transferring the right to the website www.greenvilletube.com to Buyer, in the form of
                                Exhibit 2.7(a)(v);

                        (vi) such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

                        (vii) noncompetition agreement in the form of Exhibit 2.7(a)(vii), executed by Seller, Member, and Parent (the "Noncompetition Agreement");

                        (viii) evidence satisfactory to Buyer of the termination of the employment agreements and salary continuation agreements listed on Exhibit 2.7(a)(viii), on terms and conditions satisfactory to Seller;

                        (ix) a Guaranty in the form attached to this Agreement, executed by Member and Parent;

                        (x) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's sole manager and Member approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of Seller's name to GTC of Clarksville, LLC, and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body;

                        (xi) a certificate of the Secretary of the Member certifying as complete and accurate as of the Closing attached copies of the Governing Documents of the Member, certifying and attaching requisite resolutions of the Member's board of directors approving the execution and delivery of this Agreement and the other agreements and documents relating to the Contemplated Transactions to be executed and delivered by the Member, and certifying to the incumbency and signatures of the officers of the Member executing this Agreement and any other agreements or documents relating to the Contemplated Transactions;

                        (xii) an Earnout Agreement in the form of Exhibit 2.7(a)(xii) executed by Seller (the "Earnout Agreement");

                        (xiii) the consent of the lessor to the Lease Assignment of the Office Lease and the consent of any other lessor to the Lease Assignment of any other Leased Real Property;

                        (xiv) an owner's affidavit related to the Owned Real Property in the form of Exhibit 2.7(a)(xiv) executed by Seller;

                        (xv) such affidavits as the issuer(s) of the title insurance policies specified in Section 7.3 may require;

                        (xvi) Consents, where required, of the other contracting Persons to the Assumed Contracts;

                        (xvii) A subordination agreement with the Buyer's senior secured lender (or the agent thereof) (the "Subordination Agreement") executed by Seller;

                        (xviii) A subordination agreement with Buyer (the "Buyer
                                Subordination Agreement") executed by Seller;

                        (xix) Nineteen Thousand Eight Hundred Eighty One Dollars Fifty-five Cents Dollars ($19,881.55), representing an amount equal to fifty percent (50%) of the fee payable by Buyer for the Phase II assessment conducted by Buyer pursuant to an Access Agreement between Seller and Capital for Business, Inc., dated December 9, 2002, which amount has been paid to Buyer through a reduction in the amount to be wire transferred to Seller under Section 2.7(b)(i); and

                        (xx) Such other agreements, documents, and instruments as Buyer may reasonably request, including, without limitation, certificates of good standing of Seller, Member, and Parent in their states of incorporation, Certificate of Seller's good standing as a foreign corporation in the States of Arkansas and Pennsylvania, and Certificates of no tax due for Seller in the States of Arkansas and Pennsylvania.

                (b) Buyer shall deliver to Seller and Member, as the case may be:

                        (i) Thirteen Million Four Hundred Fifty Thousand Dollars ($13,450,000.00) by wire transfer to the account set forth on Part 2.7(b)(i) of the Disclosure Schedule;

                        (ii) A promissory note executed by Buyer and payable to Seller in the principal amount of One Million Nine Hundred Fifty Thousand Dollars ($1,950,000.00) in the form of Exhibit 2.7(b)(ii) (the "Promissory Note");

                        (iii) the Assignment and Assumption Agreement executed by Buyer;

                        (iv)    the Facility Lease executed by Buyer

                        (v)     the Lease Assignment executed by Buyer;

                        (vi)    the Noncompetition Agreement executed by Buyer;

                        (vii) the Buyer Subordination Agreement executed by the Buyer;

                        (viii) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions;

                        (ix) an Earnout Agreement in the form of Exhibit 2.7(a)(xii) executed by Buyer;

                        (x)     Buyer check in the amount of the Petty Cash; and

                        (xi) Copies of (i) certificate of good standing of Buyer in Delware, (ii) certificate of good standing of Buyer as a foreign corporation in

                                Arkansas, and (iii) such other state
                                certificates as Buyer simultaneously provides to LaSalle Business Credit, LLC.

        2.8     Adjustment Amount and Payment.

        The "Adjustment Amount" (which may be a positive or negative number) will be equal to the amount determined by subtracting the Closing Working Capital from Seven Million Five Hundred Twenty-Seven Thousand Seven Hundred Eighty Four Dollars ($7,527,784). If the Adjustment Amount is positive, the Adjustment Amount shall be paid by Seller first by reduction of the principal balance of the Promissory Note by such amount to fund payment of the Adjustment Amount and second, by wire transfer to an account specified by Buyer in the amount by which the Adjustment Amount exceeds the principal amount of the Promissory Note. If the Adjustment Amount is negative, the difference between the Closing Working Capital and Seven Million Five Hundred Twenty-Seven Thousand Seven Hundred Eighty Four Dollars ($7,527,784) shall be paid by increasing the principal balance of the Promissory Note by the amount of such Adjustment Amount. Within three (3) business days after the calculation of the Closing Working Capital becomes binding and conclusive on the parties pursuant to
Section 2.9, the applicable reduction or increase of the principal balance of the Promissory Note, if any, shall automatically be effective and Seller shall make any wire transfer payment provided for in this Section 2.8.

        2.9     Adjustment Procedure.

                (a) "Working Capital" as of a given date shall mean the amount calculated by subtracting (i) the sum on such date of Seller's (1) trade accounts payable and listed on Part 2.4(a)(i) of the Disclosure Schedule, (2) accrued expenses specified in Section 2.4(a)(ii) and set for on Part 2.4(a)(ii) of the Disclosure Schedule, and
                        (3) advances to its customers arising in the Ordinary Course of Business from (ii) the sum on such date of (1) the Purchased Receivables, (2) Prepaid Expenses and (3) the Purchased Inventory. Deferred Taxes shall not be included in items 1 through 3 of clause (ii) above. All amounts payable to or receivable from Related Persons of the Seller shall be excluded from the calculation of Working Capital on any date. Seller's cash, cash equivalents, and short term investments shall not be included in the computation of Working Capital. In computing Working Capital, there shall be no accruals for product warranty or product return claims, and the parties shall include in accrued employee expenses only accruals for the Hired Active Employees that Buyer specifies on the Closing Date as employees it expects to hire. Accrued employee expenses shall not include accruals of retention bonuses or payments or amounts payable to pension or other retirement plans to which Seller contributes. Neither the Purchased Receivables nor the Purchased Inventory shall be subject to any reserves.

                (b) Buyer shall prepare financial statements ("Closing Financial Statements") of Seller as of the Effective Time in accordance with the accounting principles, policies and practices historically used by Seller and set forth on Exhibit 2.9. Buyer shall then determine the Working Capital as of the Effective Time (the "Closing Working Capital") based upon the Closing Financial Statements and using the methodology specified in Section 2.9(a) and Exhibit 2.9. Buyer shall deliver the Closing Financial Statements and its determination of the Closing Working Capital to Seller within sixty (60) days following the Closing Date.

                (c) If, within thirty (30) days following delivery of the Closing Financial Statements and the Closing Working Capital calculation, Seller has not given Buyer written notice of its objection as to the Closing Working Capital calculation (which notice shall state the basis of Seller's objection in reasonable detail), then the Closing Working Capital calculated by Buyer shall be binding and conclusive on the parties and be used in computing the Adjustment Amount.

                (d) If Seller duly gives Buyer such notice of objection, and if Seller and Buyer fail to resolve the issues outstanding with respect to the Closing Financial Statements and the calculation of the Closing Working Capital within thirty (30) days of Buyer's receipt of Seller's objection notice, Seller and Buyer shall submit the issues remaining in dispute to Grant Thornton LLP in Chicago, Illinois, (the "Independent Accountants") for resolution applying the principles, policies and practices referred to in Section 2.9(a) and Exhibit 2.9. If issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Working Capital; and (iii) Seller and Buyer will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination. Set forth on Exhibit 2.9.1 is a calculation of the estimated Working Capital of Seller as of June 30, 2003.

        2.10    Consents.

                (a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect as of the Closing, in the case of each Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Material Contracts"), Buyer may waive the closing conditions as to any such Material Consent and either:

                        (i) elect to have Seller continue its efforts to obtain the Material Consents; or

                        (ii) elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto.

                        If Buyer elects to have Seller continue its efforts to obtain any Material Consents, notwithstanding Sections
                        2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

                (b) If there are any Consents not listed on Exhibit 7.1 necessary for the assignment and transfer of any Assumed Contracts (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts"), whether to:

                        (i) Accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

                        (ii) Reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.1 and 2.4, (A) neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.

        2.11    Accounts Receivable.

Following the Closing, Buyer shall use its Best Efforts in the Ordinary Course of Business to collect the Purchased Receivables, provided, that, Buyer shall not be required to commence litigation to collect any of the Purchased Receivables. If during the ninety (90) days following the Closing Seller receives any payment on a Purchased Receivable, Seller shall give Buyer notice of such receipt and promptly pay the amount received to an account specified by Buyer. If Buyer receives a payment from an account debtor for which there is an outstanding account receivable both before and after the Closing Date, such payment shall be applied to the oldest outstanding invoice(s) not in dispute. Buyer shall not encourage any account debtor to dispute any Purchased Receivable or otherwise offer future discounts with respect to the nonpayment or dispute of any Purchased Receivable. If after the close of business on the ninetieth (90th) day (or if such day is not a Business Day, the close of business on the next following Business Day) after the Closing (including the Closing Date) any of the Purchased Receivable remain outstanding and uncollected in whole or in part, Buyer may give Seller notice of those Purchased Receivables (the "Resale Receivables") that Buyer will assign to Seller and Seller will purchase from Buyer. Buyer will give such notice no later than the close of business on the one hundredth (100th) day (or if such day is not a Business Day, the close of business on the next following Business Day) after the Closing, with the notice to identify the Resale Receivable by payor and the amount payable. Within three
(3) Business Days after the date of the notice, Buyer shall assign the Resale Receivables to Seller, and Seller shall pay Buyer the outstanding amount payable of the Resale Receivables, provided, that if Buyer collects any Resale Receivables before such assignment, Buyer shall retain the amount collected and shall not assign the collected Resale Receivables to Seller.

        2.12    Contingent Note.

Seller shall be entitled to receive additional contingent payments (the "Contingent Amount") up to a maximum of $500,000 ("Maximum Contingent Amount") based on the EBITDA of the Core Business for the twelve-month period ending December 31, 2003. (the "Contingent Measurement Period"). If the EBITDA of the Core Business for the Contingent Measurement Period ending December 31, 2003 exceeds Three Million Two Hundred Thousand Dollars ($3,200,000) (the "2003 Target EBITDA"), Seller shall be entitled to receive seventy one percent

(71%) of such excess, if any (the "2003 Contingent Amount") up to an aggregate amount of $500,000. For the months of calendar year 2003 that the Business is owned by Seller prior to Closing, the EBITDA in those months will be adjusted by amounts that are identified as excessive or nonessential allocations from Member or Parent to Seller and agreed upon by Buyer and Seller, provided that Buyer and Seller agree that the aggregate EBITDA for January through June 2003 was $1,039,500.00. The 2003 Contingent Amount, if any, shall become a note in substantially the form of Exhibit 2.12 (the "Contingent Note") hereto with the principal amount due in equal amounts at the end of forty-eight (48) months from Closing and sixty (60) months from Closing. The Contingent Note shall bear an annual interest rate of six percent (6.0%) beginning January 1, 2004. The interest on the Contingent Note will accrue during 2004, and will be paid in cash annually the third (3rd), fourth (4th), and fifth (5th) years after the Closing. If the Contingent Note is required, Buyer shall deliver it, executed by Buyer, to Seller within thirty (30) days after the Buyer receives its audited financial statements for the fiscal year ending December 31, 2003. In no event shall the aggregate Contingent Amount payable to Seller hereunder exceed the Maximum Contingent Amount. The Buyer's independent public accountants will determine the EBITDA of the Core Business for the Contingent Measurement Period in accordance with Exhibit 2.12 as consistently applied by Seller to the Core Business. The computation of EBITDA shall be conducted in accordance with
Section 4.1 of the Earnout Agreement. Buyer will deliver a report setting out the computation of EBITDA to Seller for review, and unless Seller notifies Buyer within thirty (30) days after receipt of the report that it objects to the computation, the report shall be binding and conclusive for the purposes of this Agreement. If Seller gives Buyer notice of its objection to the computation of EBITDA within the thirty (30) day period, the amount of EBITDA for the Contingent Measurement Period shall be determined by negotiation between Seller and Buyer. If Seller and Buyer are unable to reach agreement within thirty (30) business days after such notification, the determination of the amount of EBITDA for the Contingent Measurement Period shall be submitted to a mutually agreeable third-party firm of independent certified public accountants for determination, whose determination shall be binding and conclusive on the parties. All transactions between or among the Core Business or Buyer or Buyer's Affiliates shall be on term and conditions no less favorable to the Core Business than those available through comparable transactions with third parties. Seller represents and warrants to Buyer that all transactions between or among the Core Business and Seller or Seller's Affiliates in 2003 before the Closing have been no less favorable to the Core Business than those available through comparable transactions with third parties.

        2.13 Termination of Promissory Note If Parent, or any of its U.S. or foreign subsidiaries, including Seller, is a debtor in any proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or any similar reorganization or liquidation statute in any foreign jurisdiction ("Foreign Insolvency Law") where any of the following occur: (a) the environmental indemnity obligations set forth in (i) Section 11.3 of this Agreement or (ii)
Section 11.2 of this Agreement with respect to Section 3.22 of the Asset Purchase Agreement, to the extent not addressed by Section 11.3(b) (collectively the "Indemnity Obligations") are rejected under Section 365 of the Bankruptcy Code or a similar provision under any Foreign Insolvency Law, or (b) any of the debtors in such a proceeding propose a plan of reorganization that seeks to impair or alter any of the Indemnity Obligations, the Buyer's obligation to make any remaining payments under the Promissory Note and Contingent Note, if any, shall terminate and the Buyer shall not thereafter be in default under the Promissory Note or Contingent Note, if any.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

        3.1     Organization and Good Standing; Name.

                (a) Part 3.1(a) of the Disclosure Schedule contains a complete and accurate list of Seller's jurisdiction of organization and any other jurisdictions in which Seller is qualified to do business as a foreign entity. Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for the failure to be so qualified would not have a material adverse affect on Seller.

                (b) Complete and accurate copies of the Governing Documents of Seller as currently in effect, are attached to Part 3.1(b) of the Disclosure Schedule.

                (c) Seller does not have any Subsidiaries and does not, directly or indirectly, own any shares of capital stock or other securities of any other Person.

                (d) Since January 1, 1998, the Business has been operated only under the names "Greenville Tube," "Greenville Tube, LLC," and the "Greenville Tube division of Chart, Inc."

        3.2     Enforceability; Authority; No Conflict.

                (a) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements affecting creditors' rights generally and by general principles of equity or the fact that specific performance or other equitable remedies are within the discretion of any court. Upon the execution and delivery by Seller, Parent, and Member of each Transaction Document to which it is a party by Seller, Parent, or the Member each Transaction Document will constitute the legal, valid and binding obligation of each of Seller, Parent, or the Member, as the case may be, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements affecting creditors' rights generally and by general principles of equity or the fact that specific performance or other equitable remedies are within the discretion of any court. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations under this Agreement and such Transaction Documents, and such action has been duly authorized by all necessary action by Member and Seller's board of managers.

                (b) Except as set forth in Part 3.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                        (i) Breach (A) any provision of any of the Governing Documents of Seller (B) any resolution adopted by the board of managers or Seller;

                        (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller or any of the Assets may be subject;

                        (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or any of its Subsidiaries or that otherwise relates to the Assets or to the business of Seller or any of its Subsidiaries;

                        (iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Assumed Contract; or

                        (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets, (other than Encumbrances to be imposed in connection with Buyer's financing of the Contemplated Transaction).

                (c) Except as set forth in Part 3.2(c) of the Disclosure Schedule, Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        3.3 Capitalization. All of the equity interests in Seller are owned by Member, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity interests in other securities of Seller. Seller has no Subsidiaries.

        3.4 Financial Statements. Seller has delivered to Buyer: (a) an unaudited consolidated balance sheet of Seller as at December 31, 2002 (including the notes, if any, thereto, the "Balance Sheet"), and the related consolidated unaudited statements of income and cash flows for the fiscal year then ended; (b) unaudited consolidated balance sheets of Seller as at December 31, in each of the fiscal years 1999 through 2001, and the related unaudited consolidated statements of income and cash flows for each of the fiscal years then ended; and (c) an unaudited consolidated balance sheet of Seller as at May 31, 2003 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income and cash flows for the five (5) months then ended, certified by Seller's chief financial officer. Such financial statements fairly present in all material respects the financial condition and the results of operations, changes in Member's equity and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, except (i) normal year-end adjustments that individually and in the aggregate would not be material (ii) the omission of footnote disclosure required by GAAP, and (iii) the practices disclosed in Part 3.4 of the Disclosure Schedule. Except as set forth in Part 3.4 of the Disclosure Schedule, the financial statements referred to in this Section 3.4 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been prepared from and are in accordance with the accounting Records of Seller. Seller has also delivered to Buyer copies of the portions of all letters related to Seller or its financial condition, results of operations, financial statements, books of account, or internal controls from Member's auditors to Member or its parent corporation or the audit committee of its or its parent's board of directors during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto.

        3.5 Books and Records. The books of account and other financial Records of Seller and the Prior owner with respect to the Business all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Seller and the Prior Owner with respect to the Business for the period commencing January 1, 2000, to the Closing Date, all of which have been made available to Buyer, contain accurate and complete Records of all meetings held of, and action taken by, the member and manager of Seller and shareholders and boards of directors of the Prior Owner, and no meeting of any such member or board of managers of the Seller or boards of directors or shareholders of the Prior Owner has been held for which minutes have not been prepared or are not contained in such minute books.

        3.6 Sufficiency of Assets. Except as set forth in Part 3.6 of the Disclosure Schedule, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller, and (b) include all of the operating assets of Seller.

        3.7 Description of Owned Real Property. Part 3.7 of the Disclosure Schedule contains a correct legal description, street address and tax parcel identification numbers of the Owned Real Property.

        3.8 The Leased Real Property. Part 3.8 of the Disclosure Schedule contains the street address of the Leased Real Property and an accurate description (by location, name of lessor, date of Lease and term expiry date) of the Office Lease. Seller is the sole tenant under the Office

Lease, and, except as contemplated by this Agreement, Seller has not assigned, transferred or hypothecated the Office Lease or any interest therein. Purchaser has been furnished a true, correct and complete copy of the Office Lease. Seller has not received any notice from Lessor modifying or changing the terms of the Office Lease in any way, except that the term of the Office Lease has been extended until December 31, 2003 and the current monthly rental is $1,100.00. Seller has obtained all consents or other instruments from the Office Lessor necessary to assign the Office Lease to Purchaser. Seller has paid all rent and expenses through Closing, including, without limitation, real estate taxes and utilities, payable by tenant under the terms of the Office Lease. Seller has performed all of its obligations under the Office Lease and is not in default under the Office Lease. To the best of Seller's Knowledge, no facts exist under which Seller may be deemed in default under the Office Lease merely upon service of notice or passage of time or both. To the best of Seller's Knowledge, (i) the Office Lessor is not in default under the Office Lease and (ii) no facts exist under which Lessor may be deemed in default under the Office Lease merely upon the service of notice or passage of time or both. To the best of Seller's Knowledge, Lessor has not assigned the Office Lease or otherwise transferred its interest in the Office Lease or its premises.

        3.9     Title to Assets; Encumbrances.

                (a) Seller owns fee simple title to its respective estates in the Owned Real Property free and clear of any Encumbrances other than:

                        (i) liens for Taxes for the current year which are not yet due and payable; and

                        (ii) those described in Part 3.9(a) of the Disclosure Schedule ("Permitted Real Property Encumbrances").

                        Seller has delivered true and complete copies of (A) all deeds, existing title insurance policies and surveys of or pertaining to the Owned Real Property and (B) all instruments, agreements and other documents evidencing, creating or constituting any Permitted Real Property Encumbrances to Buyer. Seller warrants to Buyer that the Leased Real Property is free and clear of all Encumbrances other than Permitted Real Property Encumbrances.

                (b) Seller owns good and transferable title to all Assets other than Real Property free and clear of any Encumbrances other than those described in Part 3.9(b) of the Disclosure Schedule ("Permitted Non-Real Property Encumbrances" and together with Permitted Real Property Encumbrances, "Permitted Encumbrances").

                (c) The Owned Real Property and Leased Real Property are the only real property owned, leased, or used by Seller.

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

        3.10    Condition of Facilities.

                (a) To the Knowledge of Seller use of the Owned Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted nonconforming" use or structure classifications. All Improvements on the Owned Real Property are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. The Land included in the Owned Real Property abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such Land is supplied with public or quasi-public utilities and other services appropriate for the operation of the Owned Real Property (as conducted or operated by Seller) located thereon. To the Knowledge of Seller, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the business of Seller. There are no leases or other rights of occupancy (other than Seller's right of occupancy) of the Owned Real Property.

                (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Part 3.10(b) of the Disclosure Schedule, all Tangible Personal Property used in Seller's business is in the possession of Seller.

        3.11 Accounts Receivable. The Purchased Receivables represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. There is no contest, claim, defense, or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Assumed Contract with any account debtor of a Purchased Receivable relating to the amount or validity of such Purchased Receivable. Part
3.11 of the Disclosure Schedule contains a complete and accurate list of the Purchased Receivables as of the date of this Agreement, which list sets forth the aging of each such Purchased Receivable.

        3.12 Inventories. All items included in the Purchased Inventory consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality slow moving or excessive items, all of which (with the exception of the items set forth in Part 3.12 of the Disclosure Schedule (the "Special Inventory")) have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any inventory not owned by Seller, including goods already sold. All of the Purchased Inventory has been valued at the lower of cost or market value on a first in, first out basis. Inventories now on hand that were purchased after the date of the Balance Sheet or the Interim Balance Sheet were purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase. With the exception of the Special Inventory, the quantities of each item of Purchased Inventory (whether raw materials, work-in-process, or finished goods) are not excessive but are reasonable in the present circumstances of Seller. Work-in-process Inventories are valued according to GAAP, consistently applied.

        3.13 No Undisclosed Liabilities. Except as set forth in Part 3.13 of the Disclosure Schedule, Seller has no Liability required to be disclosed by GAAP except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet or reflected in the notes (including off-balance sheet liabilities) thereto and current liabilities incurred in the Ordinary Course of Business of Seller since May 31, 2003.

        3.14    Taxes.

                (a) Tax Returns Filed and Taxes Paid. Since January 1, 1997, Seller and the Prior Owner (solely in their capacities as the prior owners and operators of the Business) have each filed or caused to be filed on a timely basis all Tax Returns, reports, or requests for extensions with respect to Taxes relating to the Business that are or were required to be filed pursuant to applicable Legal Requirements. All of such Tax Returns relating to the Business filed by Seller and the Prior Owner (solely in their capacities as the prior owners and operators of the Business) are true, correct and complete in all material respects. Seller and the Prior Owner (solely in their capacities as the prior owners and operators of the Business) as the case may be, have paid, or made provision for the payment of, all Taxes relating to the Business that have or may have become due for all periods covered by the Tax Returns or otherwise (including amounts payable as a result of any Tax Audit or similar inquiry), except such Taxes, if any, as are listed in Part 3.14(a) of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. Except as provided in Part 3.14(a) of the Disclosure Schedule, neither Seller nor Prior Owner is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Seller has made available to Buyer copies of, and Part 3.14(b) of the Disclosure Schedule contains a complete and accurate list of, all Tax

                        Returns described in the first sentence of Section 3.14(a). Part 3.14(b) of the Disclosure Schedule contains a complete and accurate list of all Tax Returns of Seller and the Prior Owner (solely in their capacities as the prior owners and operators of the Business) relating to the Business currently under audit and accurately describe any deficiencies or other amounts that were paid or are currently being contested. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Part 3.14(b) of the ---------------------
                        Disclosure Schedule. Seller and Prior Owner have made available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as described in Part 3.14(b) of the Disclosure Schedule, neither Seller nor the Prior Owner (solely in their capacities as the prior owners and operators of the Business) have given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes concerning the Business for which Seller or the Prior Owners (solely in such capacities) may be liable.

                (c)     Specific Potential Tax Liabilities and Tax Situations.

                        (i) Withholding. All Taxes that Seller is or was required by Legal Requirement to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                        (ii) Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.

                        (iii) Consolidated Group. Seller (A) has been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (B) has no liability for Taxes of any person (other than itself) under Teas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

        3.15 No Material Adverse Change. Since May 31, 2003, except as specifically set forth in Part 3.15 of the Disclosure Schedule there has not been any material adverse change in the business, operations, assets, liabilities or results of operations of Seller.

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

        3.16    Employee Benefits.

                (a) Set forth in Part 3.16(a) of the Disclosure Schedule is a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, security-option, security-appreciation-right, security-bonus, security-purchase, employee-security-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or non-qualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is currently maintained or contributed to by Seller or with respect to which Seller has liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former manager, officer, employee or service provider of Seller or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "Employee Plans"). Part 3.16(a) of the Disclosure Schedule identifies as such any Employee Plan that is (w) a "Defined Benefit Plan" (as defined in Section 414(1) of the Code), (x) a plan intended to meet the requirements of Section 401(a) of the Code, (y) a "Multiemployer Plan" (as defined in
                        Section 3(37) of ERISA) or (z) a plan subject to Title IV of ERISA, other than a Multiemployer Plan.

                (b) Seller has delivered to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, and assets), (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans, (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (PBGC) or any other Governmental Body that pertain to each Employee Plan and any open requests therefor, (iv) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred by Seller and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities, and (v) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

                (c)     [Intentionally Omitted]

                (d)     [Intentionally Omitted]

                (e)     [Intentionally Omitted]

                (f) Seller has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(i) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

                (g) The form of all Employee Plans is in material compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in material compliance with such laws and the written Employee Plan documents. Neither Seller nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

                (h) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS. Each trust created under any Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code. Each Employee Welfare Benefit Plan (as defined in
                        Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code qualifies for tax-exempt status under Section 501(c)(9) of the Code or complies with Section 505 of the Code.

                (i)     [Intentionally Omitted]

                (j) Seller has maintained workers' compensation coverage as required by applicable state law.

                (k)     [Intentionally Omitted]

                (l) Except for the continuation coverage requirements of COBRA, Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

                (m) Except as provided in Section 10.1(d) and except for Seller's intention to freeze its pension plan, none of the Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of Seller promising or guaranteeing any employee payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). Seller has made no written or oral representations to its current employee or former employees concerning the employee benefits of Buyer.

                (n) Seller has no obligation to contribute to any Employee Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plan").

        3.17    Compliance with Legal Requirements; Governmental Authorizations.

                (a)     Except as set forth in Part 3.17(a) of the Disclosure
                        Schedule:

                        (i) Seller is, in all material respects, in compliance with each Legal Requirement that is applicable to the conduct or operation of the Business or the ownership or use of any of its assets, except where the failure to be in compliance would not have a material adverse effect on Seller;

                        (ii) Since January 1, 2000, each of Seller and the Prior Owner (solely in their capacities as the prior owners and operators of the Business) has been, in all material respects, in compliance with each Legal Requirement that was applicable to it or to the conduct or operation of the Business or the ownership or use of any of its assets, except where the failure to be in compliance would not have a material adverse effect on Seller or the Prior Owner as applicable;

                        (iii) To Seller's Knowledge, since January 1, 2000, no event has occurred or fact exists that (with or without notice or lapse of time or both) (A) may be reasonably likely to constitute or result in a material violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may be reasonably likely to give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                        (iv) Neither Seller nor the Prior Owner (solely in their capacities as the prior owners and operators of the Business) has received, at any time since January 1, 2000, any written, electronic, or to Seller's Knowledge, oral notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, which, if true, may be reasonably likely to have a material adverse effect on Seller or the Business or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, which may be reasonably likely to have a material adverse effect on Seller or the Business.

                        This Section 3.17(a) shall not apply to matters addressed by the representations and warranties contained in Sections 3.14 (Taxes), 3.16 (Employee Benefits), 3.22 (Environmental Matters), 3.23 (Employees) or 3.24 (Labor Disputes).

                (b) Part 3.17(b) of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to the Business or the Assets. Each Governmental Authorization required to be listed in Part 3.17(b) of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 3.17(b) of the Disclosure Schedule:

                        (i) Seller is and since January 1, 2000, Seller and Prior Owner (solely in their capacities as the prior owners and operators of the Business) have been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.17(b) of the Disclosure Schedule except where such failure to be in compliance would not have a material adverse effect on the Seller or the Business.

                        (ii) To Seller's Knowledge, no event has occurred or facts arisen since January 1, 2000, that is likely to (with or without notice or lapse of time or both) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization required to be listed in Part 3.17(b) of the Disclosure Schedule that is likely to have a material adverse effect on Seller or the Business or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization required to be listed in Part 3.17(b) of the Disclosure Schedule;

                        (iii) Since January 1, 2000, neither Seller nor Prior Owner (solely in their capacities as the prior owners and operators of the Business) has received any written or electronic, or to the Knowledge of Seller, oral notice from any Governmental Body or any other

                                Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                        (iv) all applications required to have been filed since January 1, 2000, for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.17(b) of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and, to the knowledge of Seller, all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

        The Governmental Authorizations listed in Part 3.17(b) of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets.

        3.18    Legal Proceedings; Orders.

                (a) Except as set forth in Part 3.18(a) of the Disclosure Schedule, there is no pending or, to Seller's Knowledge, threatened Proceeding:

                        (i) by or against Seller or that otherwise relates to or may affect the Business or any of the assets owned or used by Seller; or

                        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

                To the Knowledge of Seller, no event has occurred or facts exist that are reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Part 3.18(a) of the Disclosure Schedule (other than pleadings, correspondence and other documents relating to the Diversion Agreement which Seller has fully and accurately described to Buyer). Except as set forth on Part 3.18(a) of the Disclosure Schedule, there are no Proceedings listed or required to be listed in Part 3.18(a) of the Disclosure Schedule that would, if adversely determined, have a material adverse effect on the Business as conducted by Seller or the operations or financial condition of Seller or upon the Assets.

                (b)     Except as set forth in Part 3.18(b) of the Disclosure
                        Schedule:

                        (i) there is no Order to which Seller, its business or any of the Assets is subject; and

                        (ii) to the Knowledge of Seller, no officer, manager, agent or employee of Seller is subject to any Order that prohibits such officer, manager, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

                (c)     Except as set forth in Part 3.18(c) of the Disclosure
                        Schedule:

                        (i) Each of Seller and the Prior Owners (solely in their capacities as the prior owners and operators of the Business) is, and, at all times since January 1, 2000, has been in compliance in all material respects, with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

                        (ii) To Seller's Knowledge, no event has occurred or facts exist that are likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and

                        (iii) Each of Seller and the Prior Owners (solely in their capacities as the prior owners and operators of the Business), has not received, at any time since January 1, 2000, any notice or other communication (whether written or, to the Knowledge of Seller, oral) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or the Prior Owners (solely in their capacities as the prior owners and operators of the Business) or any of the Assets is or has been subject.

        3.19    Absence of Certain Changes and Events. Except as set forth in
Part 3.19 of the Disclosure Schedule, since May 31, 2003, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

                (a)     amendment to the Governing Documents of Seller;

                (b) payment or increase (except in the Ordinary Course of Business) by Seller of any bonuses, salaries or other compensation to the Member, or any manager, officer or employee or entry into any employment, severance or similar Contract with any manager, officer or employee;

                (c) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

                (d) damage to or destruction or loss of any asset of Seller having a value in excess of One Thousand Dollars ($1,000), whether or not covered by insurance;

                (e) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least Twenty Thousand Dollars ($20,000.00);

                (f) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any one or more of the Assets or properties of Seller (including the Intellectual Property Assets) having a value in excess of Twenty-Five Thousand Dollars ($25,000) individually or in the aggregate or the creation of any Encumbrance on any Asset;

                (g) cancellation or waiver of any claims or rights with a value to Seller in excess of Fifteen Thousand Dollars ($15,000.00);

                (h) indication by any customer or supplier having purchases from or sales to Seller of Ten Thousand Dollars ($10,000.00) or more in the twelve months ended December 31, 2002, of an intention to discontinue or change the terms of its relationship with Seller;

                (i) material change in the accounting methods used by Seller; or

                (j) contract by Seller or the Member to do any of the foregoing.

        3.20    Contracts; No Defaults.

                (a) Part 3.20(a) of the Disclosure Schedule contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:

                        (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of Twenty Thousand Dollars ($20,000.00);

                        (ii) each Seller Contract (including outstanding purchase orders) that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of Twenty Thousand Dollars ($20,000.00);

                        (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of Twenty Thousand Dollars ($20,000.00);

                        (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements for personal property having a value per item or aggregate annual payments of less than Ten Thousand Dollars ($10,000.00) and with a term of less than one year;

                        (v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                        (vi) each Seller Contract (however named) involving a sharing of Seller's profits, losses, costs or liabilities by Seller with any other Person;

                        (vii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

                        (viii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                        (ix) each power of attorney of Seller that is currently effective and outstanding;

                        (x) each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

                        (xi) each Seller Contract for capital expenditures in excess of Twenty Thousand Dollars ($20,000.00);

                        (xii) each Seller Contract not denominated in U.S. dollars;

                        (xiii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

                        (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

                Part 3.20(a) of the Disclosure Schedule sets forth, the amount of the remaining commitment of Seller under the Seller Contracts and the location of Seller's or Member's office where details relating to the Seller Contracts are located.

                (b) Except as set forth in Part 3.20(b) of the Disclosure Schedule, the Member has not and will not acquire any rights under, and the Member has not and will not become subject to any obligation or liability under, any Seller Contract that relates to the business of Seller or any of the Assets.

                (c)     Except as set forth in Part 3.20(c) of the Disclosure
                        Schedule:

                        (i) each Assumed Contract is in full force and effect and is valid and enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar legal requirements affecting creditors' rights generally;

                        (ii) each Assumed Contract is assignable by Seller to Buyer without the consent of any other Person; and

                        (iii) to the Knowledge of Seller, no Assumed Contract would, upon completion or performance thereof, have a material adverse affect on the business, assets or condition of Seller.

                (d)     Except as set forth in Part 3.20(d) of the Disclosure
                        Schedule:

                        (i) each of Seller, Member (in its capacity as Prior Owner), and GTC is, and at all times since January 1, 2000, has been, in compliance in all material respects with all applicable terms and requirements of each Assumed Contract;

                        (ii) to the Knowledge of Seller, each other Person that has or had any obligation or liability under any Assumed Contract is currently in material compliance with all applicable terms and requirements of such Assumed Contract;

                        (iii) no event has occurred or, to the Knowledge of Seller, circumstance exists that (with or without notice or lapse of time or both) is likely to contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Assumed Contract;

                        (iv) to the Knowledge of Seller, no event has occurred or facts exist under or by virtue of any Assumed Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and

                        (v) each of Seller and Prior Owner have not given to or received from any other Person, at any time since January 1, 2000, any notice or other communication (whether written or, to Seller's Knowledge, oral) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Assumed Contract.

                (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Seller Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

                (f) Each Seller Contract relating to the sale, design, manufacture or provision of products or services by Seller (including executory Contracts originally entered into by the Prior Owner) has been entered into in the Ordinary Course of Business of the Seller or Prior Owner and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                (g) All contracts between the Seller and Member or any of its Related Persons have been provided to Buyer and Buyer has notified Seller of those that it will assume and those that it will not assume.

        3.21    Insurance.

                (a) Part 3.21(a) of the Disclosure Schedule provides a summary of the kinds of insurance currently maintained by Seller, Member, or Parent insuring the Business, including the kind of coverage, the amount insured and the insurer. Seller, Member, and Parent do not self insure the Business.

                (b) Part 3.21(b) of the Disclosure Schedule describes all current (i) obligations of Seller to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided, and (ii) Contracts or arrangements, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or that involves the Business.

                (c) Part 3.21(c) of the Disclosure Schedule sets forth for the current policy year and each of the three (3) preceding policy years:

                        (i) a summary of the loss experience under each policy of insurance maintained by Seller, Member, or Parent with respect to the Business;

                        (ii) a statement describing each claim under any such policy of insurance for an amount in excess of Five Thousand Dollars

                                ($5,000.00) (Five Thousand Dollars ($5,000.00)
                                in the case of workers' compensation insurance), which sets forth:

                                (A)     the name of the claimant;

                                (B) a description of the policy by insurer, type of insurance and period of coverage; and

                                (C) the amount and a brief description of the claim.

                (d)     Except as set forth in Part 3.21(d) of the Disclosure
                        Schedule:

                        (i) all policies of insurance to which Seller, Member, or Parent is a party that provide coverage of Seller or the Business:

                                (A)     taken together, provide adequate
                                        insurance coverage for the Assets,
                                        Seller, and Business for all risks
                                        normally insured against by a Person
                                        carrying on the same business or
                                        businesses as Seller in the same
                                        location; and

                                (B) to Seller's knowledge are sufficient for compliance with all Legal Requirements and Seller Contracts;

                        (ii) Since January 1, 2000, neither Seller, Prior Owner, or Parent has received with respect to coverage of affecting the Business (A) any refusal of coverage (except for a notice that a defense will be afforded with reservation of rights) or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

                        (iii) Seller, Member, and Parent have paid all premiums due, and have otherwise performed all of their respective obligations, under each current policy of insurance to which it is a party or that provides coverage to Seller or the Business, provided that an insurer may assert a reservation of rights without regard to the payment of premiums; and

                        (iv) Seller, Member or Parent have given notice to the insurer of all claims with respect to Seller that in Seller's, Member's, or Parent's reasonable judgment may be insured thereby.

        3.22 Environmental Matters. Except as disclosed in Part 3.22 of the Disclosure Schedule or in that certain Phase II Environmental Assessment dated December 20, 2002 and prepared by The Forrester Group and all correspondence, documents and reports related thereto (collectively, the "Phase II Report"):

                (a) Since January 1, 1997, Seller has been in material compliance with, and has not been and is not in material violation of, any Environmental Law. Seller has not received any written order, notice, warning, request for information, from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or alleged violation or failure to comply with any Environmental Law or Occupational Safety or Health Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to any Facility or, to the Knowledge of Seller, other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or any property to which Hazardous Materials generated, manufactured, imported, used or processed by Seller have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental Liabilities or Occupational Safety and Health Liabilities with respect to or affecting any Facility or, to the Knowledge of Seller, any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

                (c) Seller has not received any written citation, directive, inquiry, notice, Order, summons, or warning that relates to Hazardous Materials, or any alleged or actual violation or material failure to comply with any Environmental Law, or of any alleged or actual obligation to undertake or bear the cost of any Environmental Liabilities or Occupational Safety and Health Liabilities with respect to any Facility or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                (d)     [Intentionally Omitted]

                (e) There are no Hazardous Materials present on or in the Environment at any Facility or, to the Knowledge of Seller, at any geologically or hydrologically adjoining property, (except for such Hazardous Materials in such amounts necessary for the Ordinary Course of Business and which are in compliance with Environmental Laws).

                (f) There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility or to the Knowledge of Seller, at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset in which Seller has or, to the Knowledge of Seller, had an interest.

                (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller, Member, or any of their Related Persons within the past ten (10) years pertaining to Hazardous Materials in, on, or under the Facilities, or concerning compliance, by Seller, Member, with Environmental Laws in respect of the Facilities, except for the results of analyses, tests or monitoring performed in the Ordinary Course of Business pursuant to any Governmental Authorization issued under Environmental Law, which documents have been provided for the past three (3) years.

        3.23    Employees.

                (a) Part 3.23(a) of the Disclosure Schedule contains a complete and accurate list of the following information for each employee, manager, independent contractor, consultant and agent of Seller, including each employee on leave of absence or layoff status: name; job title; date of commencement of employment or engagement; current compensation paid or payable; sick and vacation leave that is accrued but unused; service credited for purposes of vesting and eligibility to participate under any Employee Plan and, with respect to employees compensated on a salaried rather than hourly basis, any change in compensation paid by Seller or Prior Owner since January 1, 2002;

                (b) Part 3.23(b) of the Disclosure Schedule contains a complete and accurate list of the following information for each retired employee or manager of Seller or Prior Owner (solely in their capacities as the prior owners and operators of the Business) or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefits; pension option election; and other benefits. Seller and Prior Owner (solely in their capacities as the prior owners and operators of the Business) not obligated and do not provide any retiree medical or retiree life insurance coverage to any of their former employees.

                (c) Part 3.23(c) of the Disclosure Schedule states the number of employees terminated by Seller since December 1, 2002, and contains a complete and accurate list of the following information for each employee of Seller who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) by Seller, same December 1, 2002: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such termination, layoff or reduction in hours; and (iii) the location to which the employee was assigned.

                (d) Seller has not violated the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local Legal Requirement. Since April 1, 2003, Seller has not terminated any employees.

                (e) To the Knowledge of Seller, no officer, manager, agent, employee, consultant, or contractor of Seller is bound by any Contract that purports to limit the ability of such officer, manager, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery.

        3.24    Labor Disputes; Compliance.

                (a) Since June 1, 2000, Seller and Prior Owner (solely in their capacities as the prior owners and operators of the Business), have complied in all material respects with all (and are not, and have not been, liable for fines peanalties or other amounts for violations of any)
                        (i) Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and the employment of individuals who are not Citizens of the United States and (ii) Occupational Safety and Health Laws.

                (b)     Except as disclosed in Part 3.24(b) of the Disclosure
                        Schedule: (i) neither Seller nor Prior Owner (solely in their capacities as the prior owners and operators of the Business) has been, and is not now, a party to any collective bargaining agreement or other labor contract;
                        (ii) since January 1, 2000, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller or Prior Owner (solely in their capacities as the prior owners and operators of the Business); (iii) to Seller's Knowledge, no event has occurred or fact exists, that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller, any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and to Knowledge of Seller, there is no organizational activity or other labor dispute against or affecting Seller or the Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of its business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller's Knowledge, there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

        3.25    Intellectual Property Assets.

                (a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

                        (i) Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");

                        (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

                        (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights");

                        (iv)    all rights in mask works;

                        (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and

                        (vi) all rights in internet web sites and internet domain names presently used by Seller (collectively "Net Names").

                (b) Part 3.25(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by Seller, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than Two Hundred Dollars ($200.00) under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

                (c)

                        (i) Except as set forth in Part 3.25(c) of the Disclosure Schedule, the Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Part 3.25(c) of the Disclosure Schedule.

                        (ii) Except as set forth in Part 3.25(c) of the Disclosure Schedule, all former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries or information relating to the business of Seller.

                (d)

                        (i) Part 3.25(d) of the Disclosure Schedule contains a complete and accurate list and summary description of all Patents.

                        (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                        (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any Third Party.

                        (iv) Except as set forth in Part 3.25(d) of the Disclosure Schedule, (A) no Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                        (v) All products made, used or sold under the Patents have been marked with the proper patent notice.

                (e)

                        (i) Part 3.25(e) of the Disclosure Schedule contains a complete and accurate list and summary description of all Marks.

                        (ii) All Marks filed or registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date, and, to Sellers Knowledge, are valid and enforceable.

                        (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller's

                                Knowledge, no such action is threatened with respect to any of the Marks.

                        (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any other Person.

                        (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

                (f)

                        (i) Part 3.25(f) of the Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights.

                        (ii) All of the registered Copyrights are, to Seller's Knowledge, valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing.

                        (iii) No Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person.

                        (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

                (g)

                        (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                        (ii) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller's standard form, and all current and former employees and contractors of Seller have executed such an agreement).

                        (iii) Seller has good title to and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to Seller's Knowledge, have not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

                (h)

                        (i) Part 3.25(h) of the Disclosure Schedule contains a complete and accurate list and summary description of all Net Names.

                        (ii) All Net Names have been registered in the name of Seller and are in compliance with all formal Legal Requirements.

                        (iii) No Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any Net Name.

                        (iv) To Seller's Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name.

                        (v) No Net Name is infringed or, to Seller's Knowledge, has been challenged, interfered with or threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

        3.26 Parent Ownership of Assets. At no time has Parent owned any of the Assets.

        3.27 Compliance with the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws.

                (a) Since January 1, 2000, Seller and the Prior Owners (solely in their capacities as the prior owners and operators of the Business) have not, to obtain or retain business, directly or indirectly, offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of One Hundred Dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment to:

                        (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

                        (ii)    any political party or official thereof;

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                        (iii)   any candidate for political or political party
                                office; or

                        (iv)    any other individual or entity;

                        while knowing that all or any portion of such money or thing of value would be offered, given, or promised directly or indirectly to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

                (b) Except as set forth in Part 3.27(b) of the Disclosure Schedule, since January 1, 2002, Seller and Member (solely in its capacity as a prior owner and operator of the Business) have made all payments to Third Parties by check mailed to such Third Parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

                (c)     Seller maintains no off-the-books accounts.

                (d) Since January 1, 2000, Seller and the Prior Owner (solely in their capacities as the prior owners and operators of the Business), have at all times been in material compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by Seller or the Prior Owners (solely in their capacities as the prior owners and operators of the Business) during such period has been directly sold to or performed by Seller or the Prior Owners (solely in their capacities as the prior owners and operators of the Business), on behalf of Cuba, Iraq, Iran, Libya or North Korea.

                (e) Except as set forth in Part 3.27(e) of the Disclosure Schedule, Seller and Prior Owner (in their capacities as the prior owners and operators of the Business) have not violated of any of the antiboycott prohibitions contained in 50 U.S.C. Section 2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Except as set forth in Part 3.27(e) of the Disclosure Schedule, during the last five (5) years Seller and Prior Owner (in their capacities as the prior owners and operators of the Business) are not a party to, are not a beneficiary under and have not performed any service or sold any product under any Seller Contract or other Contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Quatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

        3.28    Relationships With Related Persons. Except as disclosed in Part
3.28 of the Disclosure Schedule, neither Seller nor the Member nor any Related Person of either of them has, or since January 1, 2000, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business. Neither Seller nor the Member nor any Related Person of any of them owns, or since January 1, 2000,

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has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Part 3.28 of the Disclosure Schedule, each of which has been conducted in the Ordinary Course of Business with Seller at substantially their prevailing market prices and on substantially their prevailing market terms or (b) to the Knowledge of Seller, engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.28 of the Disclosure Schedule, neither Seller nor the Member nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Seller.

        3.29 Brokers or Finders. Except for McDonald Investments, Inc., neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

        3.30    Securities Law Matters.

                (a) Seller is acquiring the Promissory Note, its interest in the Earnout Agreement and, if issued, the Contingent Note for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

                (b) Seller confirms that Buyer has made available to Seller and its Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as Seller has requested, and all such information has been received.

        EXCEPT AS SET FORTH IN THIS ARTICLE 3, AS SUPPLEMENTED OR MODIFIED BY THE DISCLOSURE SCHEDULE, THE CERTIFICATES DELIVERED PURSUANT TO SECTION 2.7(a), AND THE OTHER AGREEMENTS AND INSTRUMENTS EXECUTED AND DELIVERED BY SELLER IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY OF MARKETABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES AND AGREES THAT SELLER MAKE NO REPRESENTATIONS OR WARRANTY WITH RESPECT TO ANY FORECASTS, PROJECTIONS, ESTIMATES OR BUDGETS DELIVERED OR MADE AVAILABLE TO BUYER OF

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FUTURE REVENUES, FUTURE CASH FLOWS, ETC. THE FOREGOING REPRESENTATIONS AND
WARRANTIES ARE EXPRESSLY LIMITED TO THE BUSINESS AND ITS ASSETS, PROPERTIES, AND LIABILITIES. ANY REFERENCE TO MEMBER, PARENT, THE PRIOR OWNER OR THEIR RESPECTIVE RELATED PERSONS OR AFFILIATES IS LIMITED TO MATTERS CONCERNING THE BUSINESS AND ITS ASSETS, PROPERTIES, AND LIABILITIES.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

        4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

        4.2     Authority; No Conflict.

                (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Transaction Documents to which it is a party, each of which will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations under this Agreement and thereunder, and such action has been duly authorized by all necessary corporate action.

                (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                        (i)     any provision of Buyer's Governing Documents;

                        (ii) any resolution adopted by the board of directors or the shareholders of Buyer;

                        (iii) any Legal Requirement or Order to which Buyer may be subject; or

                        (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

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                Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

        4.4 Brokers or Finders. Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

        4.5 Sufficient Funds. Buyer has sufficient funds to satisfy and discharge its obligations or promises (monetary or otherwise) under the Transaction Documents to which it is a party.

5.      [Intentionally Omitted]

6.      [Intentionally Omitted]

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

        7.1 Consents. Each of the Consents identified in Exhibit 7.1 (the "Material Consents") shall have been obtained and shall be in full force and effect.

        7.2 Additional Documents. Seller shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

                (a) The Certificate of Formation and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of Delaware;

                (b) If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign entity under the name "Greenville Tube" or any derivative thereof;

                (c) Releases of all Encumbrances on the Assets, other than Permitted Encumbrances;

                (d) Certificates dated as of a date not earlier than the third (3rd) business day prior to the Closing as to the good standing of Seller, executed by the appropriate officials of the State of Delaware and each jurisdiction in

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                        which Seller is licensed or qualified to do business as
                        a foreign corporation as specified in Part 3.1(a) of the Disclosure Schedule;

                (e) Certificates dated as of a date not earlier than the tenth (10th) business day before the Closing as to the payment of all applicable state Taxes executed by the appropriate officials in Pennsylvania and Arkansas; and

                (f) Such other documents as Buyer may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

        7.3 Title Insurance. Buyer shall have received unconditional and binding commitments to issue policies of title insurance, dated the Closing Date, in an aggregate amount equal to $2,000,000, deleting all requirements listed in ALTA Schedule B-1, amending the effective date to the date and time of recordation of the memorandum of the Facility Lease with no exception for the gap between Closing and recordation, deleting or insuring over Buyer's or its lenders' title objections attaching all endorsements required by Buyer in order to ensure provision of coverage required by Buyer or its lenders and otherwise in form satisfactory to Buyer insuring Buyer's leasehold interest in each parcel of Owned Real Property or interest therein. Such title insurance commitments must be acceptable to Buyer in its sole discretion. Buyer shall pay the fee for such commitments.

        7.4 Governmental Authorizations. Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

        7.5     Employees.

                (a) Buyer shall have entered into employment agreements with those employees of Seller identified in Exhibit -------- 7.5.

                (b) Those key employees of Seller identified on Exhibit 7.5, or substitutes therefor who shall be acceptable to Buyer, in its sole discretion, shall have accepted employment with Buyer on terms mutually agreeable to the Buyer and each such respective employee, with such employment to commence on and as of the Closing Date.

                (c) Substantially all other employees of Seller shall be available for hiring by Buyer, in its sole discretion, on and as of the Closing Date.

        7.6 Ancillary Agreements. The relevant Persons shall have entered into ancillary agreements in form and substance as set forth in Exhibit 7.6 hereto.

        7.7 Financing. Buyer shall have received proceeds under its credit and subscription agreements with the providers of Buyer's debt and equity financing sufficient for Buyer to fund the consummation of the Contemplated Transactions and satisfy its working capital requirements after the Closing.

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        7.8     Management Investment. The employees listed on Exhibit 7.8 shall have purchased at least Two Hundred Ninety Thousand Dollars ($290,000) of the Buyer's common stock.

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

        8.1 Consents. Each of the Consents identified in Exhibit 8.1 shall have been obtained and shall be in full force and effect.

9.      NO TERMINATION.

        Buyer and Seller acknowledge and agree that the execution and delivery of this Agreement and the closing of the transactions contemplated hereby are occurring simultaneously. Accordingly, this Agreement shall not be deemed to be executed and delivered unless and until all of the conditions to Closing have been satisfied or waived, and all deliveries at Closing required hereunder have been made, and once the conditions to Closing have been satisfied or waived and all deliveries required hereunder have been made, no party hereto will have any right to terminate this Agreement.

10.     ADDITIONAL COVENANTS

        10.1    Employees and Employee Benefits.

                (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by Seller in the operation of the business acquired by Buyer hereunder, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave. A list of Seller's employees as of the Closing Date is attached hereto as Exhibit 10.1(a).

                (b)     Employment of Active Employees by Buyer.

                        (i) Attached hereto as Exhibit 10.1(b)(i) is a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

                        (ii) Neither Seller nor its Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing. Set forth on

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                                Exhibit 10.1(b)(ii) is a list of those Active
                                Employees to whom Buyer will not make employment offers (the "Non-Hired Active Employees").

                        (iii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this Section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

                        (iv) As of the Closing Date, each Hired Active Employee shall, without duplication of benefits, be given credit for all service with Seller before the Effective Time under all employee benefit plans (including credit for service as applicable to pre-existing conditions under Buyer's health insurance plans), programs, and arrangements maintained by or contributed to by Buyer in which the Hired Active Employee becomes a participant for the purposes of eligibility to participate, vesting, and determination of level of benefits (excluding however benefit accrual under any defined benefit plans, if any).

                        (v) Seller shall be responsible for providing continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for all Non-Hired Active Employees, all of Seller's former employees, and all Hired Active Employees who elect not to participate or are unable to participate in Buyer's health plans and, in each case, elects such continuation coverage, provided that Buyer will not advise Hired Active Employees who are eligible for coverage by Buyer's health plans to elect to receive such continuation coverage.

                        (vi) Effective as of the Closing Date, Hired Active Employees who are participants in Seller's 401(k) plan shall become fully vested in their account balances in such plan (the "Seller Savings Plan") and distributions of such account balance shall be made available to

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                                such Hired Active Employees as soon as
                                reasonably practicable following the Closing
                                Date, in accordance with the provisions of the Seller Savings Plan and Legal Requirements. As soon as reasonably practicable after the Closing Date, Buyer will establish a 401(k) plan that will accept rollover contributions from the Seller Savings Plan.

                        (vii) Buyer and Seller will cooperate as necessary to effect the requirements of this Section 10.1.

                (c)     Salaries and Benefits.

                        (i) Seller shall be responsible for (A) the payment of any termination or severance payments (excluding all retention and salary continuation bonuses or payments) and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA, (B) any and all payments to employees required under the WARN Act, and
                                (D) payment of all retention payments or salary continuation payments to which Seller is contractually obligated.

                        (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

                (d) Seller's Retirement and Savings Plans. All Hired Active Employees who are participants in Seller's or Member's retirement plans shall retain their accrued benefits under such retirement plans as of the Closing Date, and Seller or Member (or Seller's or Member's retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Seller's or Member's retirement plans as of the Closing Date, and Seller or Member will so amend such plans if necessary to achieve this result.

                (e) No Transfer of Assets. Neither Seller nor Member nor their respective Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.

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                (f)     General Employee Provisions.

                        (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

                        (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

                        (iii)   If any of the arrangements described in this
                                Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

                        (iv) On the Closing Date, Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

                        (v) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

        10.2 Payment of Certain Taxes. Buyer shall pay all personal property taxes due on the Assets for 2003. Seller shall pay all personal property taxes that are due on the Assets for 2002.

        10.3 Payment of Other Retained Liabilities. In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement, except to the extent being reasonably contested in good faith by Seller. If any such Liabilities are not so paid or provided for, and are not being reasonably contested in good faith by Seller, or if Buyer reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Assets or conduct of the Business, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and pursuant to Section 11.8 set off and deduct the amount of all such payments then remaining from the first one or more maturing installments of the unpaid principal balance of the Promissory Note, each

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effective as of the date such payments are actually made by Buyer. Buyer shall receive full credit under the Promissory Note and this Agreement for all payments so made.

        10.4 Financial Information. For as long as Buyer has any monetary obligations to Seller under any of the Transaction Documents, Buyer shall furnish Seller with its unaudited quarterly and audited annual financial statements at the time and in the format it delivers such financial statements to its senior secured lender.

        10.5 Removing Excluded Assets. Not later than thirty (30) days after the Closing Date, Seller shall remove all Excluded Assets from the Real Property. Buyer shall provide Seller and its Representatives with reasonable access during normal business hours and upon reasonable advance notice to the Real Property to effect the removal of any Excluded Assets. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing. Seller shall promptly reimburse Buyer for any damage to the Assets or to the Real Property resulting from such removal. Should Seller fail to remove the Excluded Assets as required by this Section, Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at Seller's sole cost and expense, (b) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property or (c) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Seller shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Seller as provided in this
Section 10.5.

        10.6 Reports and Returns. Seller shall reasonably promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the Business as conducted by Seller using the Assets, to and including the Effective Time, and when required after the Closing Seller, and Buyer shall prepare and file all reports and returns required by Legal Requirements with respect to the Contemplated Transactions.

        10.7 Assistance in Proceedings. The parties hereto will cooperate with other parties and their counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business, Member, or Buyer.

        10.8    Noncompetition, Nonsolicitation and Nondisparagement.

                        (i) Noncompetition. For a period of five (5) years after the Closing Date, neither Seller nor its Related Persons shall, anywhere in the United States, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the business of manufacturing steel and stainless steel tubing ("Competing Business"), provided, however, that Seller or its Related Persons may purchase or otherwise acquire up to (but

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                                not more than) one percent (1%) of any class of
                                the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

                (b) Nonsolicitation. For a period of five (5) years after the Closing Date, neither Seller nor its Related Persons shall, directly or indirectly:

                        (i) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

                        (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

                        (iii) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

                (c) Nondisparagement. After the Closing Date, none of the parties hereto will disparage either of the other parties' shareholders, members, managers, directors, officers, employees, agents or Representatives.

                (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 10.8(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.8 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 10.8 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

        10.9 Customer and Other Business Relationships. After the Closing, Seller at no additional cost or expense to Seller, will cooperate with Buyer in its efforts to continue and

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maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. Seller will refer to Buyer all inquiries relating to the Business. Neither Seller nor its officers or Related Persons shall, and Seller shall instruct its managers, employees, and agents not to, intentionally or recklessly take any action that would diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer. Notwithstanding the foregoing, Seller will not be in breach of this Section 10.9 if its Member has a dispute with a supplier or customer who is or was a customer or supplier of Seller or Buyer if the dispute is not related to Seller or the business that Seller or Buyer have conducted or is conducting with the Acquired Assets and Assumed Liabilities.

        10.10 Retention of and Access to Records. After the Closing Date, Buyer shall retain for a period of not less than six (6) years those Records of Seller delivered to Buyer. Buyer also shall provide Seller and its Representatives reasonable access thereto, during normal business hours and on at least three (3) days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

        10.11 Further Assurances. The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

        10.12 TCE Sealant. While it is the lessee under the Facility Lease, Buyer shall be responsible for applying and maintaining, in accordance with the sealant manufacturer's specifications, at least the current sealant on the TCE degreaser sump and the area in which degreasing operation occur, and Buyer shall reseal such area from time to time as its environmental consultant shall recommend.

        10.13 Master Lease Payments. Seller and its Affiliates lease vehicles and equipment under that certain Master Lease Agreement dated on or about August 1, 2001, among Amembal Capital Corporation, as lessor, and Chart Leasing, Inc. ("CLI"), and Parent, as lessees (the "Master Lease"). Following the Closing, Buyer will possess, and will operate certain equipment that is subject to the Master Lease (the "Leased Equipment"). Seller shall provide Buyer with detail of the portion of the monthly lease payments under the Master Lease that are allocable to the Leased Equipment thereunder and Notice of the date upon which the lessees under the Master Lease must make lease payments at least ten (10) days prior to such payment date, and Buyer shall pay to Seller the amount of the Buyer's portion of the payment not later than five (5) days before the date lessee's payment is due. Seller agrees that it shall promptly pay over the amount it receives from Buyer to CLI and Parent. If at the end of the term of the Master Lease, the Buyer desires to exercise the purchase option for any of the leased equipment, Buyer shall

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give Seller notice of such exercise at least six (6) months before the end of such lease term, and Buyer shall pay to Seller the amount of any applicable option exercise price.

        10.14 Effective Date. The effective date of this Agreement shall be July 1, 2003. If the Closing does not occur on July 1, 2003, Buyer shall reimburse Seller, Parent, or Member (as applicable) for all self-insured medical insurance costs it incurs with respect to the Hired Active Employees during the period commencing July 1, 2003, and ending on the Closing Date. Seller shall provide Buyer with evidence of all such costs and its payment thereof. Buyer shall reimburse Seller for all payroll expenses it incurs with respect to Hired Active Employees during the period commencing July 1, 2003, and ending on the Closing Date. Seller shall provide Buyer with evidence of such payroll expenses.

11.     INDEMNIFICATION; REMEDIES.

        11.1 Survival. All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule, and the Transaction Documents shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 11.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment or any due diligence review or investigation) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time before the execution and delivery of this Agreement on the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

        11.2 Indemnification and Reimbursement by Seller. Subject to the limitations described herein, Seller will indemnify and hold harmless Buyer, and its shareholders, subsidiaries, officers, directors and employees (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

                (a) any Breach of any representation or warranty made by Seller in (i) this Agreement, or (ii) the Transaction Documents (excluding the Facility Lease);

                (b) any Breach of any covenant or obligation of Seller in this Agreement or the Transaction Documents (excluding the Facility Lease);

                (c) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or the Member (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

                (d) any product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, prior to the Closing Date, provided that Buyer shall be responsible for the first Ten Thousand

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                        Dollars ($10,000) of product warranty claims arising in
                        the eighteen (18) months immediately following the Closing and product warranty claims specifically assumed under Section 2.4(a)(iv);

                (e) any matter disclosed in Part 11.2(e) of the Disclosure Schedule;

                (f) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the Contemplated Transactions;

                (g) any liability under the WARN Act or any similar state or local Legal Requirement that may result from an "Employment Loss", as defined by 29 U.S.C. Section 2101(a)(6), caused by any action of Seller prior to the Closing;

                (h)     any Employee Plan established or maintained by Seller;
                        or

                (i)     any Retained Liabilities.

        Notwithstanding any provision in this Agreement to the contrary, Buyer agrees that it shall be prohibited from asserting any claims for indemnification for expenses it incurs (i) for replacing any "shrink wrap" software programs that Seller is unable to assign to Buyer because Seller cannot obtain the consent of the software licensor to the assignment, or (ii) for Damages with respect to the Special Inventory.

        11.3    Indemnification and Reimbursement by Seller - Environmental
Matters.

        (a)     TCE Matters.

                        (i) Subject to the material compliance by Buyer with its obligations in Section 11.3(f) herein, Seller will indemnify and hold harmless Buyer and the other Buyer Indemnified Persons, and will reimburse Buyer and the other Buyer Indemnified Persons, for any Damages (including costs of any other Remedial Action) arising from or in connection with:

                                (A)     the TCE Contamination, provided,
                                        however, that as between Buyer and
                                        Seller, and without limiting the Buyer's right to indemnification with respect to the matters described in Section 11.3(a)(i)(B) through 11.3(a)(i)(D)
                                        herein, upon a determination by the
                                        Arkansas Department of Environmental
                                        Quality ("ADEQ") that Seller has
                                        complied with the ADEQ Consent Order to
                                        the full extent required by ADEQ, the
                                        TCE Contamination, referenced in this
                                        Section 11.3(a)(i)(A), will be
                                        considered a Non-TCE Environmental
                                        Condition, as provided in Section
                                        11.3(b);

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                                (B)     any Environmental Claim related to the
                                        TCE Contamination;

                                (C) the failure of the Seller to comply with the ADEQ Consent Order; and

                                (D) any bodily injury (including illness, disability and death, regardless of when any such bodily injury manifested itself), personal injury, property damage (including trespass, nuisance, diminution in property value, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person, property (real or personal), or any Assets from the TCE
                                        Contamination.

                        (ii) For purposes of Section 11.3(a), there shall be a rebuttable presumption, subject to Section 11.3(a)(iii), that any TCE Contamination that was present in the Environment at, on or emanating from the Facilities or present in Facility building components (e.g., concrete flooring) was present at or prior to the Closing Date provided that, so long as Buyer uses TCE, Buyer complies with the following requirements set forth in this Section 11.3(a)(ii):

                                (A) maintain the trichloroethylene-resistant sealant currently on the Facility floor pursuant to the sealant manufacturer's instructions;

                                (B) provide written notification to Seller of any Release of fifty (50) pounds of TCE to soil and/or groundwater at, on or from the Greenville Property;

                                (C) provide a certification to Seller within one (1) year of the Closing Date and annually thereafter as to whether there have been any Releases of greater than fifty (50) pounds of TCE to soil and/or groundwater at, on or from the Greenville Property during the preceding year and, if applicable, a description of any such Releases, including, without limitation, the date, location and circumstances of the Release, the estimated amount of TCE Released, a description of remedial measures taken to address such TCE Release(s) and a statement as to whether such TCE Release was reported to any Governmental Body and the date of such report, if applicable; and

                                (D)     provide to Seller written notice at
                                        least ten (10) days prior to the
                                        performance of regularly scheduled
                                        preventative maintenance on the TCE
                                        degreaser involving transfer of

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                                        TCE from the degreaser to and from an
                                        in-line aboveground storage tank or any
                                        similar container; and provide Parent,
                                        Member, Seller or their respective
                                        Representatives an opportunity to
                                        observe any activities related thereto.

                        (iii)   Subject to the provisions contained in this
                                Section 11.3(a)(iii), Buyer may assign its rights under Section 11.3(a) without Seller's consent, provided, that Buyer, its successors and assigns, shall provide written notice to Seller within five (5) days of any such assignment. A Buyer Change of Control shall affect assignment of the rebuttable presumption as follows:

                                (A) Following the consummation of a Buyer Change of Control, the rebuttable presumption that the TCE Contamination pre-dated the Closing Date shall terminate and not apply and Buyer shall not be entitled to rely upon the same; provided, that, (x) members of the Investor Group, in their capacities as Buyer Indemnified Parties, and (y) Buyer, in the event the Buyer Change of Control was a sale of assets and the Investor Group, or any combination of the members of the Investor Group or their Affiliates continues to own in excess of 50% of the voting power of Buyer, shall, subject to Section 11.3(a)(ii), continue to be entitled to the benefit of the rebuttable presumption.

                                (B)     Other than as provided in the
                                        immediately preceding Section
                                        11.3(a)(iii)(A), the right of the Buyer
                                        Indemnified Parties to indemnification
                                        and reimbursement, and Seller's
                                        obligation to provide the same, under
                                        Section 11.3(a), including, without
                                        limitation, indemnification for any
                                        Third-Party Claim shall continue and the rebuttable presumption discussed above, shall not be impaired.

                (b)     Non-TCE Matters.

                        (i) Subject to the material compliance by Buyer with its obligations in Sections 11.3(c), (d), (e) and (f) herein, Seller will indemnify and hold harmless Buyer and the other Buyer Indemnified Persons, and will reimburse Buyer and the other Buyer Indemnified Persons, for any Damages (including costs of any other Remedial Action) arising from or in connection with any Environmental Claims arising out of or relating to:

                                (A)     any Breach of any representation or
                                        warranty made by Seller in Section 3.22
                                        of this Agreement, provided that such
                                        Breach is not a result of fraud;

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                                (B)     ownership or operation at any time on or
                                        prior to the Closing Date of any of the
                                        Facilities, Assets, the Business or the
                                        Greenville Property;

                                (C) any Hazardous Materials that are present on, under, or emanating from the Facilities, Assets, or the Greenville Property or that were disposed or transferred from the Facilities, Assets or the Greenville Property at any time by Seller on or prior to the Closing Date,

                                (D) any bodily injury (including illness, disability and death, regardless of when any such bodily injury manifested itself), personal injury, property damage (including trespass, nuisance, diminution in property value, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person, property (real or personal), or any Assets prior to the Closing Date or from any Hazardous Material that was
                                        (i) present or reasonably suspected to
                                        be present on or before the Closing Date on or at the Facilities (or present or reasonably suspected to be present on any other property, if such Hazardous Material emanated from any Facility or the Greenville Property and was present or reasonably suspected to be present on any Facility or the Greenville Property, on or prior to the Closing Date), or
                                        (ii) Released by any Person on or at any Facilities, Assets, or the Greenville Property at any time on or prior to the Closing Date, and

                                (E) any Remedial Actions taken by Seller at the Facilities.

                        (ii) The circumstances and conditions described in Sections 11.3(b)(i)(A) through 11.3(b)(i)(E) are collectively referred to herein as "Non-TCE Environmental Conditions." The parties acknowledge and agree that Section 11.3(b) shall not include obligations with respect to TCE Contamination, except as provided in Section 11.3(a)(i)(A). In the event of a Buyer Change of Control, the right of the Buyer Indemnified Parties to indemnification and reimbursement under Section 11.3(b) shall terminate automatically and be void and of no force and effect; Notwithstanding the foregoing sentence,
                                (x) the Buyer Indemnified Parties (excluding
                                Charles E. Downs, Richard L. Vareha, Harry R. Holstead, and Larry B. McGaslin), and (y) Buyer, in the event the Buyer Change of Control was a sale of assets and the Investor Group, or any combination of its members, continues to own in excess of 50% of the voting power of Buyer, shall be permitted to assert a claim against Seller under Section 11.3(b); provided that in the event that such claim is made against the Buyer Indemnified

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                                Parties by a successor owner of Buyer or its
                                assets, the right to indemnification or
                                reimbursement is limited to claims substantially similar to those in Section 11.3(b)(i).

                (c) In the event of an Environmental Claim related to Non-TCE Environmental Conditions initiated by any Third Party related to any Environmental Liabilities in connection with a proposed acquisition of assets from Buyer or a proposed loan to Buyer (the "Acquisition Environmental Claim"), Seller shall have no obligation of indemnification or reimbursement under Section 11.3(b) herein if the concentrations of constituents identified by such Third Party are at or below the screening levels for industrial land use developed by U.S. EPA-Region 6 pursuant to its Corrective Action Strategy ("SLs"), any similar standards applicable in Arkansas subsequently adopted in the event U.S. EPA-Region 6 withdraws or revokes the SLs. In the event that the concentrations of constituents exceed such levels or no applicable limit exists for a particular constituent, Seller will perform a risk assessment for that constituent, in compliance with any applicable protocols or guidance acceptable to the Arkansas Department of Environmental Quality and U.S. EPA, Region 6 at the time of the risk assessment at Seller's sole cost, and will perform such Remedial Action, if any, reasonably necessary to meet the risk level acceptable to the Arkansas Department of Environmental Quality and the U.S. EPA Region 6 for an industrial facility at the time of the risk assessment. Input parameters into the risk assessment must be consistent with the then current use of the Facilities, as long as such use is industrial.

                (d) In the event of an Environmental Claim related to Non-TCE Environmental Conditions initiated by any Governmental Body or for which a Governmental Body requires a response, Seller will be responsible for any Remedial Action required by such Governmental Body under Environmental Law with respect to such Non-TCE Environmental Conditions. Upon completion of Remedial Action to the satisfaction of any Governmental Body having jurisdiction over any Non-TCE Environmental Condition, Seller shall have no further indemnity or reimbursement obligation with respect to any such Environmental Claim.

                (e) Buyer shall not be entitled to indemnification or reimbursement under Section 11.3(b) with respect to any Non-TCE Environmental Condition in the absence of an Environmental Claim.

                (f) The procedure described in Section 11.9 will apply to any claim (whether for monetary damages or injunctive relief) relating to a matter covered by Section 11.3 and as provided in Section 11.4(g), subject to the following: Seller shall be entitled to control any Proceeding with respect to which indemnity may be sought under this Section 11.3. Buyer shall be prohibited from undertaking any TCE Remedial Action or any other

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                        Remedial Action arising out of an Environmental Claim
                        related to any Non-TCE Environmental Condition without the prior written consent of Seller; provided, however, if Seller refuses or neglects to perform a Remedial Action after notice from Buyer, as provided in Section 11.9, and Buyer has a reasonable, good faith belief that it will be subject to damages, penalties, fines or action taken by a Governmental Body in response to Seller's failure to undertake the TCE Remedial Action or any other Remedial Action, Buyer may control the Proceeding. Buyer hereby grants to Seller, its employees, managers, agents, consultants, contractors and subcontractors, access to such portions of the Real Property as may be reasonably required so as to permit Seller to perform the TCE Remedial Action or any other Remedial Action. In the course of any Remedial Action performed by Seller at the Facilities pursuant to this Agreement or in relation to the TCE Remedial Action, the following conditions shall apply:

                        (i) Seller shall provide Buyer with copies of any and all analysis results, workplans, reports and any correspondence with a Governmental Body associated with such Remedial Action;

                        (ii) Seller shall not unreasonably or unnecessarily interfere in any way with Buyer's operation of the Facilities;

                        (iii) Seller follow all reasonable safety rules communicated to Seller in writing by Buyer, but in no event shall Buyer be responsible for the safety of Seller, its employees, contractors or invitees;

                        (iv) Seller shall inform Buyer in writing at least five (5) days in advance of any activity that is to take place at the Facilities;

                        (v) Seller shall perform all such Remedial Actions during normal business hours, except with the written permission of Buyer (such permission not to be unreasonably withheld, delayed, denied or conditioned);

                        (vi) Seller shall not communicate to any Governmental Body, a neighboring property owner, or any other Person that Buyer is responsible for the TCE Remedial Action or the TCE Contamination, provided Buyer maintains the trichloroethylene-resistant sealant on the Facility floor;

                        (vii) Seller shall provide copies to Buyer of any such Remedial Action workplan at least ten (10) days in advance of the submittal of any such workplan to any Governmental Body and revise such Remedial Action workplan to incorporate any reasonable comments made by Buyer;

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                        (viii)  all of Seller's contractors or subcontractors
                                operating at the Facilities shall have in force during any such Remedial Action performed by that contractor or subcontractor on the Facilities insurance coverage of the following types, in at least the following amounts:

                                (A) Workers'compensation in accordance with all applicable statutory requirements;

                                (B)     Comprehensive general liability
                                        insurance with a combined single limit
                                        of not less than $1,000,000 per
                                        occurrence for bodily injury and
                                        property damage;

                                (C)     Comprehensive automobile liability,
                                        including coverage for all owned and
                                        non-owned vehicles used in connection
                                        with any Remedial Action, with a
                                        combined single limit of not less than
                                        $1,000,000 per occurrence for bodily
                                        injury and property damage;

                                (D)     Employers' liability insurance with
                                        limits of not less than $1,000,000 per
                                        occurrence;

                                (E)     Environmental impairment liability
                                        insurance with limits of not less than
                                        $1,000,000 per occurrence and $1,000,000
                                        aggregate, or higher if required by
                                        state or federal Law; and

                                (F)     Any such insurance policy shall name
                                        Buyer as an additional insured and shall contain an agreement or endorsement that it will not be canceled or materially modified by the insurer without at least thirty (30) days prior written notice to Buyer.

                        (ix) the TCE Remedial Action or any such Remedial Action at the Facilities shall be performed in conformance with all applicable Environmental Laws;

                        (x) Seller shall be responsible for the handling, storage and disposal of any Hazardous Materials created, collected or otherwise generated in connection with the TCE Remedial Action or any such Remedial Action performed pursuant to this Agreement;

                        (xi) Seller shall take all precautions necessary to prevent damage to the Facilities and shall promptly repair or replace any and all damage to the Facilities caused by any Remedial Action. At the conclusion of the Remedial Action, Seller shall restore the Facilities substantially the same condition it was in prior to the commencement of the Remedial Action;

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                        (xii)   if required by any Governmental Body having
                                jurisdiction over the TCE Remedial Action or if required in conformance with Occupational Safety and Health Laws, Seller shall perform such Remedial Actions as are necessary to reduce exposures by workers at the Facilities to the levels required pursuant to Occupational Health and Safety Law;

                        (xiii) Seller shall provide Buyer in advance with the name of any contractor to perform any such Remedial Action or activity in relation to the TCE Remedial Action, provided, however, that Buyer shall be deemed to have approved those contractors identified on Exhibit 11.3(f)(xiii). Buyer may reasonably reject a contractor not identified on Exhibit 11.3(f)(xiii), provided, however, that in the event that Buyer fails to notify Seller of such rejection in writing within ten (10) days of receipt of notice from Seller of the name of any contractor, Buyer will be deemed to have approved such contractor;

                        (xiv) Seller shall provide Buyer, at Buyer's sole cost and expense, with split samples of any environmental media sampled, if requested by Buyer. In no event shall Buyer be deemed the generator or the arranger for disposal of any wastes or materials generated by or during any such Remedial Action;

                        (xv) Buyer shall cooperate with Seller in the conduct of any such Remedial Action, including, without limitation, providing reasonable access to any necessary services, such as water, sewer and electricity, provided that Seller reimburses Buyer promptly for the additional out-of-pocket costs of such services;

                        (xvi) Buyer shall not initiate any communication with any Governmental Body with respect to any Remedial Action performed under this Agreement without Seller's prior written consent, except in the event that Buyer:

                                (A) notifies Seller, in writing, at least seven (7) days prior to such communication, which notification shall include a description of the agenda or topics for discussion; and

                                (B)     provides Seller the opportunity to
                                        participate in such communication.

In such case, Seller may, by written notice to Buyer prior to the date of the proposed communication, postpone the communication for up to fourteen (14) days. If, following the expiration of the period of twenty-one (21) days from the date of Buyer's notice to Seller, Seller has not agreed to the proposed communication, with or without Seller's participation (in Seller's

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sole discretion), Buyer may proceed to contact the Governmental Body pursuant to its original notice to Seller.

                        (xvii) Buyer may initiate any communication with any Governmental Body with respect to any Environmental Liability performed under this Agreement other than a Remedial Action without Seller's prior written consent, provided that, in the event that Buyer has a reasonable belief that Seller is obligated to indemnify it with respect to such Environmental Liability, Seller must notify Buyer and afford Buyer an opportunity to participate in any such communication pursuant to Section 11.3(f)(xvi) of this Agreement.

                        (xviii) In the case of any Remedial Action performed
                                under this Agreement other than the TCE Remedial Action, the clean-up standards selected shall reflect the least stringent remediation standards acceptable under Environmental Law, assuming such Remedial Action is conducted using the most cost-effective commercially reasonable methods for investigation, remediation and/or containment, including, without limitation, the use of "institutional" or "engineering" controls or deed restrictions limiting the use of the relevant Facility to industrial purposes, provided that such controls or restrictions: (A) are consistent with applicable Environmental Law; and (B) do not materially preclude Buyer from using such Facility in the manner it was used in as of the Closing Date.

                (g) Without limiting the generality of the foregoing, absent fraud, the provisions of this Section 11.3 shall exclusively govern the rights and obligations of the parties and shall be the only remedies available to the parties hereto in respect of any matter arising hereunder with respect to the matters expressed herein, provided, however, that this Section 11.3(g) shall have no force and effect for Non-TCE Environmental Conditions on the first day following the expiration of the "Non-TCE Survival Period" (as defined in Section 11.7 herein). Following the expiration of the Non-TCE Survival Period, the Buyer Indemnified Parties may, subject to Section 11.3(b)(ii), pursue all other remedies for Non-TCE Environmental Conditions, whether statutory, regulatory, common law or otherwise.

        11.4 Indemnification and Reimbursement by Buyer. Buyer will indemnify and hold harmless Seller and its shareholders, directors, officers and employees (the "Seller Indemnified Persons") and will reimburse Seller and Seller Indemnified Persons, for any Damages arising from or in connection with:

                (a) any Breach of any representation or warranty made by Buyer in this Agreement or the Transaction Documents (excluding the Facility Lease);

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                (b)     any Breach of any covenant or obligation of Buyer in
                        this Agreement or the Transaction Documents (excluding the Facility Lease);

                (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions;

                (d)     any Assumed Liabilities;

                (e) any liability resulting or arising from Buyer's ownership and operation of the Assets or business after the Closing that is not a Liability for which Seller otherwise indemnifies Buyer under Sections 11.2 or 11.3 hereof; or

                (f) any liability under WARN Act caused by Buyer's decision not to hire the requisite number of Active Employees so as to avoid liability under the WARN Act;

                (g)     any Environmental Claims arising out of or relating to:

                        (i) operation by Buyer at any time subsequent to the Closing Date of any of the Facilities, Assets, the Business or the Greenville Property;

                        (ii) any Hazardous Materials that Buyer causes to be present on, under, or emanating from the Facilities, Assets, or the Greenville Property or that Buyer disposes or transfers from the Facilities, Assets or the Greenville Property at any time subsequent to the Closing Date, and

                        (iii) any bodily injury (including illness, disability and death, regardless of when any such bodily injury manifested itself), personal injury, property damage (including trespass, nuisance, diminution in property value, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person, property (real or personal), or any Assets subsequent to the Closing Date or from any Hazardous Material that Buyer causes to be (i) present or reasonably suspected to be present subsequent to the Closing Date on or at the Facilities (or present or reasonably suspected to be present on any other property, if such Hazardous Material emanated from any Facility or the Greenville Property and Buyer caused the Hazardous Material to be present on the Facility or the Greenville Property, subsequent to the Closing Date), or
                                (ii) Released on or at any Facilities, Assets, or the Greenville Property at any time subsequent to the Closing Date any liability arising under Environmental Law, including, without limitation, any Environmental Liabilities, resulting or arising from the acts or omissions of Buyer or the ownership or operation of the Facilities,

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                                Assets, the Business or the Greenville Property
                                after the Closing Date; and

                (h) any damage or destruction to the Leased Equipment, normal wear and tear excepted and further excepting any existing wear, tear, and damage existing on the Closing Date.

The circumstances and conditions described in Sections 11.4(g)(i)-(iii) are collectively referred to herein as "Seller Environmental Claims." Seller shall not be entitled to indemnification or reimbursement under this Section 11.4 (g) with respect to any Seller Environmental Claim in the absence of an Environmental Claim. In the event of an Environmental Claim related to Seller Environmental Claims, the provisions of Section 11.3 (d) and (f) (except Section
11.3 (f)(vi)) shall apply, with the term "Seller Environmental Claims" substituted for "Non-TCE Environmental Claims," the term "Buyer" substituted for "Seller," "Seller" substituted for "Buyer" and Section 11.4(g) substituted for
Section 11.3.

        11.5 Limitations on Amount - Seller. Seller shall have no liability (for indemnification or otherwise) with respect to claims under Section 11.2(a), 11.2(f), 11.2(g), 11.2(i), and 11.3(b) until the total of all Damages with respect to such matters exceeds $150,000.00 (the "Threshold") and then only for the amount by which such Damages exceed the Threshold. However, the --------- Threshold will not apply to claims under Sections 11.2(b), 11.2(c), 11.2(d), 11.2(e) and 11.2(h) or to matters arising in respect of Sections 3.9, 3.14, 3.22, 3.29, 3.30, 11.3(a) or fraud. Subject to the immediately preceding sentence:

                (a) Seller's aggregate liability for Damages under Section 11.2(a) 11.2(f), 11.2(g) and 11.2(i) shall not exceed
                        $2,000,000 provided that this Section 11.5(a) shall not apply to Sections 2.4(b)(iii), (v), (vi), (vii) (ix),
                        (xii) and (xv); and

                (b) Seller's aggregate liability for Damages for Non-TCE Contamination under Section 11.3(b) shall not exceed $13,500,000 provided, however, that the limitation under this Section 11.5(b) shall not apply to Damages for Non-TCE Contamination under Section 11.3(b)(i)(D).

        11.6 Limitations on Amount - Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to claims under Section 11.4(a) until the total of all Damages with respect to such matters exceeds $150,000.00 and then only for the amount by which such Damages exceed $150,000.00. However, this
Section 11.6 will not apply to claims under Section 11.4(b) through Section 11.4(h) or matters arising in respect of Sections 4.4 or 4.5, fraud, or to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time before the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

        11.7    Time Limitations.

        Seller will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with (other than those in Sections 2.1

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and 2.4(b), (v)(except as provided in Section 11.3(b)), (ix), (xi), (xii), and
(xv), and Articles 10, 12, and 13, as to which a claim may be made at any time and those in Sections 2.4(b)(iii), (vi), and (vii) as to which a claim may be made during the period before the applicable statute of limitations, including extensions thereof, becomes effective to bar claims), or (ii) a representation or warranty (other than those in Sections 3.9, and 3.22 (except for nonfraudulent Breaches as provided in Section 11.3(b)), as to which a claim may be made at any time and Section 3.14, and 3.16, as to which a claim may be made during the period before the applicable statute of limitations, including extensions thereof, becomes effective to bar claims), only if on or before January 1, 2005, Buyer notifies Seller in writing of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer. Nothing in the preceding sentences shall constitute or be construed as an assumption of any of Seller's Retained Liabilities by Buyer.

        Seller's obligation to indemnify the Buyer Indemnified Parties for Non-TCE Environmental Conditions in Section 11.3(b) shall expire on the twenty-fifth (25) anniversary of the Closing Date (the "Non-TCE Survival Period"). Thereafter, the Buyer Indemnified Parties may, subject to Section 11.3(b)(ii), pursue all other remedies for Non-TCE Environmental Conditions, whether statutory, regulatory, common law or otherwise.

        Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with (other than those in Articles 10, 12, and 13 as to which a claim may be made at any time) or (ii) a representation or warranty (other than that set forth in Section 4.4, as to which a claim may be made at any time), only if on or before January 1, 2005, Seller notifies Buyer in writing of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller.

        11.8 Right of Setoff. Upon notice to Seller specifying in reasonable detail the basis therefor, Buyer shall set off any amount to which it may be entitled under this Article 11 against amounts otherwise remaining payable under the Promissory Note. If the Buyer's Damages exceed amounts available for setoff, Buyer may recover the excess from Seller directly. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note or any instrument securing the Promissory Note. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. If Seller disputes an exercise of Buyer's right of set off against the Promissory Note, Seller shall give Buyer written notice of such dispute and its basis in fact and law, and Buyer and Seller shall have thirty
(30) days after Buyer's receipt of Seller's notice to negotiate a resolution of such dispute, which shall be evidenced in a written agreement signed by Buyer and Seller. If Buyer and Seller are unable to settle such dispute within such period, either Buyer or Seller will have the right, exercisable during the next thirty (30) day period, to refer the dispute to arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If no such referral is made within the thirty (30) day period, the dispute shall be deemed to have been conclusively resolved in favor of the Buyer. If the dispute is referred to arbitration, each of (i) Buyer and (ii) Seller shall within thirty
(30) days after the date of the referral, designate one arbitrator, and the two arbitrators shall select a third arbitrator, and the decision of a majority of the arbitrators shall be final and binding upon the parties to the arbitration and such decision may be enforced by a court of competent jurisdiction.

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The decision of the arbitrators shall be in writing and shall be delivered within thirty days after the parties to the arbitration have been afforded an opportunity to present evidence and examine and cross-examine witnesses before the arbitrators. Buyer and Seller shall each pay one half of the arbitrators' fees and expenses.

        11.9    Third-Party Claims.

        Promptly after receipt by a Person entitled to indemnity under Section 11.2, 11.3, or 11.4 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

        If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.9 of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be in appropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, provided, however, that the right of the Indemnifying Person to contest the right of the Indemnified Person to indemnification with respect to Third-Party Claims arising under Section 11.3 or 11.4(g) of the Agreement shall not be extinguished until thirty (30) days after the assumption, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person, and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

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        Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld, delayed or conditioned).

        Notwithstanding the provisions of Section 13.4, each of Buyer and Seller hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Indemnified Person for purposes of any claim that a Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on such party with respect to such a claim anywhere in the world.

        With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

        With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

        11.10   Direct Claims. If an Indemnified Person may have a claim under
Section 11.2 or 11.4 other than a Third Party Claim (a "Direct Claim"), the Indemnified Person shall provide written notice to the Indemnifying Person of such Direct Claim promptly after such Direct Claim becomes known to the Indemnified Person. A delay in giving such notice shall relieve the Indemnifying Person of liability for the Direct Claim only to the extent Indemnifying Person suffers actual prejudice because of delay. Upon receipt of notice of the Direct Claim, the Indemnified Party and Indemnifying Person shall in good faith promptly seek to resolve such Direct Claim. If the Parties cannot resolve the Direct Claim within sixty (60) days following receipt of the notice of Direct Claim, the Indemnified Person or Indemnified Person may elect to enforce their rights under this Agreement

        11.11 Insurance; Tax. Any indemnification shall be (i) net of any reasonably anticipated federal or state income tax benefit specifically arising from the facts or circumstances

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giving rise to the Damages, realizable by the Indemnified Person by a reduction in Taxes payable, or by the receipt of a refund of Taxes, by the Indemnified Person (or such Affiliate); and (ii) net of any amounts recovered or recoverable from any surety, insurance carrier or third party obligor, including any customer (and shall not include the cost of maintaining any surety or insurance policies). The Indemnified Party shall submit in a timely manner to any applicable surety, insurance carrier or third party obligor, including any customer, all claims for indemnifiable Damages for which it is reasonably likely that such entity would have a payment obligation to any such indemnified party (or its predecessors) and the indemnifying party shall be subrogated to the rights of such Indemnified Person to claim against such surety, insurance carrier or third party; provided, however, that any failure to collect any such amounts shall not constitute a defense to an obligation to indemnify for any such Damages. Any Tax benefit shall be determined in good faith by the independent public accountants of the indemnified party and shall apply to the earliest year reasonably permissible.

        11.12 Limitation on Consequential Damages. Neither Buyer nor Seller shall be entitled to indemnification under this Article 11 for Consequential Damages related to Direct Claims. If a Third Party Claim includes claims by the third party for Consequential Damages, the Indemnifying Person shall indemnify and hold Indemnified Person harmless against the claims for Consequential Damages but only to the extent actually paid to the third party by the Indemnified Person pursuant to a non-appealable final Order

        11.13 Payment of Claims. After (i) any Order of a Governmental Authority that is non-appealable (or for which the time for appeal has passed) shall have been entered with respect to a Direct Claim or Third Party Claim, or
(ii) the Indemnified Person and Indemnifying Person shall have agreed to a mutually binding settlement with respect to a Direct Claim or Third Party Claim, the Indemnified Person shall give the Indemnifying Person notice of any amount payable by the Indemnifying Person to the Indemnified Person pursuant to this Agreement, and the Indemnifying Person shall pay such amount by wire transfer to the Indemnified Person within five Business Days after receipt of such notice.

        11.14 Exclusive Means. Except for claims alleging fraud, this Section 11 provides the exclusive means by which Seller or Buyer may assert claims for indemnification.

        11.15 Indemnification in Case of Strict Liability or Indemnitee Negligence. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

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        11.16   Facility Lease. The various temporal and monetary limitations disclosed in Sections 11.4, 11.5, 11.6 and 11.7 shall not apply to any claim (whether or not for Damages) asserted by Buyer (as tenant) or Seller (as landlord) in connection with any breach or alleged breach of any representation, warranty, covenant, or promises contained in the Facility Lease.

12.     CONFIDENTIALITY.

        12.1    Definition of Confidential Information.

        As used in this Article 12, the term "Confidential Information" includes any and all of the following information of Seller or Buyer that has been or hereafter may be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer on the one hand or Seller on the other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

                        (i) all information that is a trade secret under applicable trade secret or other law;

                        (ii)    all information concerning product
                                specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

                        (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

                        (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

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        Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article
12 to the extent included within the definition. In the case of trade secrets, each of Buyer and Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

        12.2    Restricted Use of Confidential Information.

        Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party, (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller (each, a "Seller Contact") or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a "Buyer Contact"). Each of Buyer and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer or Seller, as the case may be, of the obligations of this Article 12 with respect to such information. Each of Buyer and Seller shall use their Best Efforts to enforce the terms of this Article 12 as to its respective Representatives.

        Seller shall maintain as confidential any Confidential Information (including for this purpose any information of Seller of the type referred to in Sections 12.1(a)(i), (ii) and (iii), whether or not disclosed to Buyer) of the Seller relating to any of the Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller may use any Confidential Information of Seller before the Closing in the Ordinary Course of Business in connection with the transactions permitted by Section 5.2.

        From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller relating to any of the Assets or the Assumed Liabilities.

        12.3 Exceptions. Sections 12.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 12 or the Confidentiality Agreement by the Receiving Party or its Representatives, (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

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        12.4    Legal Proceedings. If a Receiving Party becomes compelled in any
Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the parties to this Agreement.

        12.5 Return or Destruction of Confidential Information. If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material, (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

        12.6 Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections, (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates, (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

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        12.7    Tax Disclosure. Notwithstanding anything in this Section 12 to the contrary, each party to the transactions contemplated herein (and each Affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the 3extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transactions contemplated herein.

13.     GENERAL PROVISIONS.

        13.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives.

        13.2 Public Announcements. Except as required by Legal Requirement or Governmental Body due to Parent's status as a publicly-traded company, any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Seller nor any of its Representatives shall disclose to any Person (a) the fact that any Confidential Information of Seller has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Seller, that any Confidential Information of Buyer has been disclosed to Seller or its Representatives or that Seller or its Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

        13.3 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to

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

such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

        Seller:                    Greenville Tube, LLC
                                   c/o Chart Industries, Inc.
                                   5885 Landerbrook Drive
                                   Cleveland, OH  44124
                    Attention:     Chief Financial Officer
                    Fax no.:       440-753-1491
                    E-mail address:   michael.biehl@Chart-ind.com

        With a mandatory copy to:  Calfee, Halter & Griswold, LLP
                                   800 Superior Avenue
                                   Cleveland, OH  44114
                    Attention      Thomas F. McKee, Esq.
                    Fax no.:       216-241-0816
                    E-mail address:   tmckee@calfee.com

        Buyer:                     GT Acquisition Company
                                   c/o CFB Venture Fund III, L.P.
                                   Eleven South Meramec, Suite 1430
                                   St. Louis, Missouri 63105
                    Attention:     Stephen B. Broun
                    Fax no.:       314-746-8739
                    E-mail address:   steve.broun@capitalforbusiness.com

        With a mandatory copy to:  Husch & Eppenberger, LLC
                                   190 Carondelet Plaza, Suite 600
                                   St. Louis, Missouri 63105
                    Attention:     James V. Stepleton, Esq.
                    Fax no.:       314-480-1505
                    E-mail address:   james.stepleton@husch.com

        13.4 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Delaware, County of New Castle or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

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

        13.5 Enforcement of Agreement. The parties acknowledge and agree that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by such other parties could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        13.6 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        13.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Schedule, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

        13.8 Disclosure Schedule. The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedule(other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control. The statements in the Disclosure Schedule relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement, provided that Seller may use cross references to one section containing the original disclosure of a matter without repeating the disclosure.

        13.9 Assignments, Successors and No Third-Party Rights. Except as otherwise provided in this Agreement no party may assign any of its rights or delegate any of its

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

obligations under this Agreement without the prior written consent of the other parties, except that either Buyer or Seller may assign any of its rights and delegate any of its obligations under this Agreement to any of its Subsidiaries and may collaterally assign its rights hereunder to any of its respective financial institutions (and, without limiting the foregoing, Seller may collaterally assign its rights hereunder to JPMorgan Chase Bank (including any successors thereto), in its capacity as Administrative Agent under that certain Credit Agreement dated as of April 12, 1999 between Chart Industries, Inc., the Subsidiary Borrowers party thereto, the lenders party thereto and such Administrative Agent for such lenders, as amended, restated, supplemented or otherwise modified from time to time, or any refinancing thereof), provided that no such permitted assignment shall release the assignor from its obligations and liabilities hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

        13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        13.11 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections," and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

        13.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        13.13 Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

        13.14 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[Remainder of this Page Intentionally Left Blank. Next Page is Signature Page.]

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

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GT ACQUISITION COMPANY

By: /s/ Stephen B. Broun
   -------------------------------

Name: Stephen B. Broun

Title: President

GREENVILLE TUBE, LLC

By: /s/ Michael F. Biehl
   -------------------------------

Name: Michael F. Biehl
     -----------------------------

Title: Assistant Secretary
      ----------------------------

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

                                    GUARANTY

        1. Chart Industries, Inc. and Chart, Inc. (collectively, the "Guarantor") hereby jointly and severally, unconditionally and irrevocably guarantee to GT Acquisition Company ("GTAC") the punctual payment and performance when due of the indebtedness and other obligations of Greenville Tube, LLC ("GTLLC") to GTAC pursuant to the Asset Purchase Agreement between GTAC and GTLLC to which this Guaranty is attached ("APA") and the Lease between GTAC as lessee and GTLLC as lessor of real estate located in Clarksville, Arkansas, dated the date of the APA (the "Lease" with such indebtedness and obligations under the APA and Lease hereinafter referred to as "Obligations"). This Guaranty is a present and continuing guaranty of payment and not of collectibility, and GTAC shall not be required to prosecute collection, enforcement or other remedies against GTLLC before calling on Guarantor for payment. If for any reason GTLLC shall fail or be unable to pay or perform, punctually and fully, any of the Obligations it is required to satisfy in accordance with the APA or Lease, Guarantor shall, jointly and severally with GTLLC, be obligated to pay such obligations to GTAC in full immediately upon demand. One or more successive actions may be brought against Guarantor, as often as GTAC deems advisable, until all of the Obligations are paid and performed in full. The Obligations, together with all other payment and performance obligations of Guarantor hereunder are referred to herein as "Guarantor's Obligations".

        2. Guarantor agrees that performance of Guarantor's obligations hereunder by Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that any Guarantor may have against GTAC or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not any Guarantor shall have any knowledge thereof), including without limitation:

                a. any lack of validity or enforceability of the APA or Lease;

                b. any termination, amendment, modification or other change in the APA or Lease;

                c. any failure, omission or delay on the part of GTLLC, any Guarantor, or GTAC to conform or comply with any term of the APA or Lease or any failure of GTAC to give notice of any event of default or breach under the APA or Lease;

                d. any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in the APA or Lease;

                e. any action or inaction by GTAC under or in respect of the APA or Lease, any failure, lack of diligence, omission or delay on the part of GTAC to enforce, assert or exercise any right, power or remedy conferred on it in the APA or Lease, or any other action or inaction on the part of GTAC;

                f. any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to GTLLC or Guarantor or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

                g. any merger or consolidation of GTLLC into or with any entity, or any sale, lease or transfer of any of the assets of GTLLC or Guarantor to any other person or entity;

                h. any change in the ownership of GTLLC or any change in the relationship between GTLLC or Guarantor or any termination of any such relationship;

                i. any release or discharge by operation of law of GTLLC or Guarantor from any obligation or agreement contained in the APA or Lease; or

                j. any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against GTLLC or Guarantor to the fullest extent permitted by law.

        3. To the extent permitted by applicable law, Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to in
Section 2 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-performance or non-payment under the APA or Lease and notice of any event of default or breach under or any failure on the part of GTLLC or Guarantor to perform or comply with any covenant, agreement, term or condition of the APA or Lease, (iii) any right to the enforcement, assertion or exercise against GTLLC or Guarantor of any right or remedy conferred under the APA or Lease, (iv) any requirement of diligence on the part of any person or entity, (v) to the fullest extent permitted by law and except as otherwise expressly provided in this Guaranty, the APA or Lease, any claims based on allegations that GTAC has failed to act in a commercially reasonable manner or failed to exercise GTAC's so-called obligation of good faith and fair dealing, and (vi) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under the APA or Lease.

        4. Until Guarantor's Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by Guarantor or GTLLC as a preferential or fraudulent payment have expired, each Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which any Guarantor may now or hereafter have by and from GTLLC and the successors and assigns of GTLLC, for any payments made by Guarantor to GTAC, including, without limitation, any rights which might allow GTLLC, GTLLC's successors, a creditor of GTLLC, or a trustee in bankruptcy of GTLLC to claim in bankruptcy or any other similar proceedings that any payment made by GTLLC or GTLLC's successors and assigns to GTAC was on behalf of or for the benefit of Guarantor and that such payment is recoverable by GTLLC, a creditor or trustee in bankruptcy of GTLLC as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from GTAC.

        5. The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of Guarantor's Obligations under this Guaranty is rescinded or otherwise must be restored or returned by GTAC upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or GTLLC or otherwise, all as though such payment had not been made.

Dated: July 1, 2003.                 CHART INDUSTRIES, INC.

                                          By: /s/ Michael F. Biehl
                                             -----------------------------------
                                             Name:  Michael F. Biehl
                                             Title: Chief Financial Officer and
                                                     Treasurer

                                     CHART, INC.

                                          By: /s/ Michael F. Biehl
                                             -----------------------------------
                                             Name: Michael F. Biehl
                                             Title: Chief Financial Officer and
                                                     Treasurer